Exhibit 99


                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D.C. 20549
                                   Form 10-KSB
(Mark One)

  [ X ] Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 For the fiscal year ended December 31, 2001

                                       or

  [   ]     Transition Report under Section 13 or 15(d) of the Securities
            Exchange Act of 1934

               For the transition period from ________ to ________


                   FDIC Certificate Number __35214___________


                               FIRST RELIANCE BANK
                      ------------------------------------
                 (Name of Small Business Issuer in Its Charter)

              South Carolina                                 58-2463842
        --------------------------                       --------------
       (State or Other Jurisdiction                       (I.R.S. Employer
     of Incorporation or Organization)                   Identification No.)


        2170 W. Palmetto Street
        Florence, South Carolina                                       29501
----------------------------------------                            ---------
(Address of Principal Executive Offices)                             (Zip Code)


                                 (843) 662-8802
                                 --------------
                 Issuer's Telephone Number, Including Area Code

    Securities registered pursuant to Section 12(b) of the Exchange Act: None

    Securities registered pursuant to Section 12(g) of the Act: Common Stock, without par value

         Check whether the issuer (1) filed all reports  required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [ X ]       No [   ]


         Check if there is no  disclosure  of  delinquent  filers in response to
Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ X ]

            The issuer's revenues for its most recent fiscal year were $7,655,088.

         The aggregate market value of the Common Stock held by non-affiliates of the Company on March 25, 2002 was $10,137,610. This calculation is based upon an estimate of the fair market value of the Common Stock by the Company's Board of Directors of $14.00 per share. There is not an active trading market for the Common Stock. The calculation of the aggregate market value of the common stock was based on the price at which shares of common stock were sold on March 22, 2002. As of March 25, 2002, 724,115 shares of Common Stock were issued and outstanding.


                       DOCUMENTS INCORPORATED BY REFERENCE

                                      None.

 Transitional Small Business Disclosure Format. (Check one): Yes [  ] No [ X ]

            This Report contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements are based on many assumptions and estimates and are not guarantees of future performance. The Bank's actual results may differ materially from those projected in any forward-looking statements, as they will depend on many factors about which we are unsure, including many factors which are beyond our control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan" and "estimate," as well as similar expressions, are meant to identify such forward-looking statements. Potential risks and uncertainties include, but are not limited to:

         o competitive pressure in the banking and financial services industries;

         o changes in the interest rate environment which could reduce margins;

         o        changes  in  political   conditions  or  the   legislative  or
                  regulatory environment;

         o general economic conditions, worldwide, nationally and regionally and especially in the Bank's primary service area, becoming less favorable, which could result, among other things, in a deterioration in credit quality;

         o        changes in business conditions and inflation;

         o        changes in technology;

         o        changes in monetary and tax policies;

         o        changes in the securities markets; and

         o other risks and uncertainties detailed from time to time in the Bank's periodic filings with the Federal Deposit Insurance Corporation.

Item 1.  Description of Business

General

            The organizers of First Reliance Bank (the "Bank") received conditional approval from the South Carolina State Board of Financial Institutions (the "State Board") to organize the Bank as a commercial bank under the laws of the State of South Carolina on May 12, 1999. The issuance of a charter was conditioned, among other things, upon compliance with certain legal requirements imposed by the State Board, including the requirements that the Bank have a beginning capital structure of not less than $4,400,000 and that the Federal Deposit Insurance Corporation (the "FDIC") approve the Bank's application for federal deposit insurance. On May 14, 1999, the Bank began an offering of a minimum of 440,000 and a maximum of 750,000 shares of its common stock, without par value (the "Common Stock"). When the offering terminated, as of the close of business on July 31, 1999, the Bank had sold 723,518 shares of Common Stock at a price of $10 per share resulting in a beginning capital of $7,173,293, net of offering expenses of $61,887. The Bank received its charter from the State Board and approval of its application with the FDIC for insurance by the FDIC of deposits in the Bank up to the maximum amount permitted by law on August 16, 1999. The Bank is not a member of the Federal Reserve System. The Bank opened for business on April 16, 1999.

            At the annual meeting of the shareholders of the Bank held on June 7, 2001, the Bank's shareholders approved the reorganization of the Bank into a holding company structure (the "Reorganization"). In accordance with a Plan of Reorganization that provides for a statutory share exchange between the shareholders of the Bank and First Reliance Bancshares, Inc., a South Carolina corporation formed to serve as the holding company of the Bank. On February 25, 2002, First Reliance Bancshares, Inc. received approval by the Federal Reserve Bank of Richmond to become a bank holding company through the acquisition of the Bank. The statutory share exchange will take effect and the Reorganization will be completed on April 1, 2002.

            The Bank serves the Florence, South Carolina area as an independent, community-oriented commercial bank emphasizing high-quality, responsive and personalized service. The Bank provides a broad range of consumer and commercial banking services, concentrating on individuals and small and medium-sized businesses desiring a high level of personalized services.

Location and Service Area

            The Bank's headquarters facility is located at 2170 W. Palmetto Street, Florence, South Carolina 29501, and it has a branch located at 411 2nd Loop Road, Florence, South Carolina, 29501. The Bank's primary market area is the city of Florence and the surrounding area of Florence County, South Carolina. According to the South Carolina Department of Commerce, in 2000 Florence County had an estimated population of 125,761. Florence County, which covers approximately 805 square miles, is located in the eastern portion of South Carolina and is bordered by Darlington, Marlboro, Dillon, Williamsburg, Marion, Clarendon, Sumter and Lee Counties. Florence County has a number of large employers, including Wellman, Inc. Dupont, Amana, Hoffman-LaRoche Pharmaceuticals and a Honda All-Terrain Vehicle Plant. The principal components of the economy of Florence County are the wholesale and retail trade sector, the manufacturing sector, the services sector and the financial, insurance and real estate sector.

Marketing Focus

            The Bank advertises aggressively, using popular forms of media and direct mail, to target market segments and emphasizes the Bank's substantial local ownership, community bank nature, locally oriented operations and ability to provide prompt, knowledgeable and personalized service.

Banking Services

            The Bank strives to provide its customers with the breadth of products and services comparable to those offered by large regional banks, while maintaining the quick response and personal service of a locally owned and managed bank. In addition to offering a full range of deposit services and commercial and personal loans, the Bank offers investment services and products such as mortgage loan origination.

            The Bank provides personalized banking services, with an emphasis on knowledge of the individual financial needs and objectives of its customers and prompt response, through an array of services. The Bank seeks to promote continuous long-term relationships. Because management of the Bank is located in Florence, all credit and related decisions are made locally, thereby facilitating a prompt response by persons familiar with the borrower's local business environment.

         o Deposit Services. The Bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the Bank's principal market area at rates competitive to those offered by other banks in the area. In addition, the Bank offers certain retirement account services, such as Individual Retirement Accounts (IRAs). All deposit accounts are insured by the FDIC up to the maximum amount allowed by law. The Bank solicits these accounts from individuals, businesses, associations and organizations and governmental authorities.

         o Loan Products. The Bank offers a full range of commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital (including loans secured by inventory and accounts receivable), business expansion (including acquisition of real estate and improvements), and purchase of equipment and machinery. Consumer loans include equity lines of credit and secured and unsecured loans for financing automobiles, home improvements, education, and personal investments. The Bank also makes real estate construction and acquisition loans. The Bank's lending activities are subject to a variety of lending limits imposed by federal law.

                  Under South Carolina law, loans by the Bank to a single customer may not exceed 10% of the Bank's unimpaired capital, except that by two-thirds vote of the directors of the Bank such limit may be increased to 15% of the Bank's unimpaired capital. The Bank's board of directors has approved the increase in its lending limit. Based on the Bank's unimpaired capital as of December 31, 2001, the Bank's lending limit to a single customer is $1,268,271. Even with the increase, the size of the loans that the Bank is able to offer to potential customers is less than the size of the loans that the Bank's competitors with larger lending limits are able to offer. This limit affects the ability of the Bank to seek relationships with the area's larger businesses. However, the Bank may request other banks to participate in loans to customers when requested loan amounts exceed the Bank's legal lending limits.

         o Mortgage Loan Division. The Bank has established a mortgage loan division through which it has broadened the range of services that it offers to its customers. The mortgage loan division originates loans to purchase existing or construct new homes and to refinance existing mortgages. The Bank generates additional fee income by selling most of these loans in the secondary market and cross-selling its other products and services to its mortgage customers.

         o Financial Services Division. The Bank has a financial services division that specializes in creating, wealth for the Bank's clients. The Bank does this by using professional money managers that diversify a clients portfolio into several different asset classes. Some of the products offered are mutual funds, annuities, stocks, bonds, insurance, IRAs and 401(k) rollovers.

         o Other Banking Services. The Bank offers drive-through banking facilities. Other Bank services include cash management services, safe deposit boxes, travelers checks, direct deposit of payroll and social security checks and automatic drafts for various accounts. The Bank is associated with a shared network of automated teller machines that may be used by the Bank's customers throughout South Carolina and other regions. The Bank also offers MasterCard and VISA credit card services through a correspondent bank as an agent for the Bank. Management of the Bank has established and intends to maintain relationships with correspondent banks and other financial institutions to provide other services requested by its customers.

                  The Bank has not applied for trust powers. Although the Bank may operate a trust department in the future, it cannot do so without first obtaining regulatory approval.

Competition

            The Bank faces strong competition for deposits, loans and other financial services from numerous other banks, thrifts, credit unions, other financial institutions and other entities that provide financial services, some of which are not subject to the same degree of regulation as the Bank. Because South Carolina law permits statewide branching by banks and savings and loan associations, many financial institutions in the state have branch networks. In addition, subject to certain conditions, South Carolina law permits interstate banking. Reflecting this opportunity provided by law plus the growth prospects of the Florence market, all of the four largest (in terms of local deposits) commercial banks in the City of Florence are branches of or affiliated with regional or super-regional banks.

            As of June 30, 2001, 12 banks and 3 savings institution operated 35 offices within the City of Florence. At that time, these institutions held an aggregate of $1,062,597,000 of deposits at such offices. Most of these banks also have other branch offices in Florence County, as do some other banks that do not have branches in the City of Florence. In addition, six finance companies and six credit unions have offices located in the City of Florence. All of these institutions aggressively compete for business in the Bank's market area. Most of these competitors have been in business for many years, have established customer bases, are substantially larger than the Bank, have substantially higher lending limits than the Bank has and are able to offer certain services, including multiple branches and trust and international banking services, that the Bank is able to offer only through correspondents, if at all.

            The Bank attempts to compete by providing its customers with high-quality, prompt and knowledgeable personalized service at competitive rates, which is a combination that the Bank believes customers generally find lacking at larger institutions. The Bank also attempts to offer a wide variety of financial products and services at fees that are competitive with other financial institutions.

Employees

            As of December 31, 2001 the Bank had 46 employees, 41 of whom were full-time.

Executive Officers

            F. R. Saunders, Jr., age 41, has been the President, Chief Executive Officer and a director of the Bank since August 16, 1999. He was Senior Marketing Officer of the branch of Centura Bank in Florence, South Carolina, from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank. Mr. Saunders was a Vice President and a director of Pee Dee State Bank from January 1990 until March 1998.

            A. Dale Porter, age 51, has been the Executive Vice President, Chief Financial Officer, Cashier, Secretary and a director of the Bank since August 16, 1999. He was Regional Support Specialist-Operational of the region of Centura Bank in South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until October 1998, when he resigned to organize the Bank. Mr. Porter was Cashier and a director of Pee Dee State Bank from January 1978 until March 1998.

            Paul C. Saunders, age 40, has been Senior Vice President, Senior Consumer Services Officer, Assistant Secretary and a director of the Bank since August 16, 1999. He was Financial Sales Officer of the branch of Centura Bank in Florence, South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank. Mr. Saunders was a Vice President of Pee Dee State Bank from October 1987 until March 1998.

Supervision and Regulation

            General. Banking is a highly regulated industry, and the following references to applicable statutes and regulations are brief summaries that do not purport to be complete and are qualified in their entirety by reference to such statutes and regulations.

            Supervision, regulation and examination of banks by regulatory agencies are intended primarily for the protection of depositors rather than stockholders of the banks. The Bank is subject to extensive supervision and regulation by the State Board and the FDIC. Commercial banks chartered in South Carolina have only those powers granted by law or the regulations of the State Board. State law sets specific requirements for bank capital and regulates deposits in and loans and investments by banks, including the amounts, types and, in some cases, rates. In addition, the State Board regulates, among other activities, the payment of dividends, the opening of branches, loans to officers and directors, record keeping and the use of automated teller machines. The State Board periodically examines state banks to determine their compliance with the law and regulations, and state banks must make periodic reports of their condition to the State Board.

            All banks insured by the FDIC are subject to periodic examination by the FDIC and to certain FDIC regulations. The FDIC may remove or suspend officers or directors of a bank to protect the bank's soundness. The FDIC requires insured banks to maintain specified levels of capital and certain security devices and procedures. The FDIC also administers a number of federal statutes such as the Community Reinvestment Act of 1977.

            Deposit  Insurance.  As an  FDIC-insured  institution,  the  Bank is required to pay semi-annual installments of deposit insurance premium assessments to the FDIC. The FDIC has adopted a risk-based assessment system under which each insured depository institution is placed into a category based on (i) certain factors relating to the institution's capital, (ii) supervisory evaluations provided by the institution's primary federal regulator and (iii) other information the FDIC determines to be relevant to the institution's financial condition and the risk imposed to the applicable deposit insurance fund. The Bank then pays deposit insurance premiums (at annual rates currently ranging from .00% to .27% of deposits) based on that categorization. Institutions classified as "well-capitalized" (as defined by the FDIC) and considered financially sound with only a few minor weaknesses pay the lowest premium, while institutions that are "undercapitalized" (as defined by the FDIC) and considered to pose a substantial possibility of loss pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period. Based upon comparable organizations, the Bank was assessed $3,251 for the most recent semi-annual assessment period for which it was required to pay premiums.

            The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed in writing by, or written agreement with, the FDIC. The FDIC also may suspend deposit insurance temporarily prior to a hearing for a permanent termination of insurance if the institution has no tangible capital. The practical effect of suspension or termination of FDIC deposit insurance would be the closing of the Bank for the period of such suspension or termination, because FDIC insurance is required by the State Board at all times.

            Capital Requirements. The FDIC has established two minimum capital standards for state nonmember banks, such as the Bank, a minimum leverage ratio and a minimum risk-based capital ratio. State nonmember banks that have the highest examination rating, are not experiencing or anticipating significant growth and have well-diversified risks must maintain a minimum leverage ratio of Tier 1 capital to total assets of 3%. All other banks are required to maintain a minimum leverage ratio of Tier 1 capital to total assets of 4%. In addition, state nonmember banks are required to maintain a minimum ratio of total capital to total risk-weighted assets of 8%. For purposes of the risk-based capital ratio, at least one-half of the total capital must be Tier 1 capital. In order to compute the amount of risk-weighted assets, all of a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four risk categories established by the FDIC. The aggregate dollar amount in each category is then multiplied by the risk weight assigned to that category by the FDIC, and the sum of the resulting weighted values for each risk category is the risk-weighted assets total. The capital requirements described above are minimum requirements, and the FDIC may require higher capital levels if warranted by the particular circumstances or risk profiles of individual institutions.

            The FDIC, the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the OCC have adopted an interagency statement of policy to supplement their risk-based capital standards that allows the banking agency having jurisdiction to take various risk factors, and management's ability to monitor and control such risks, into account in analyzing a bank's capital adequacy. The standards specifically require a bank to quantify and monitor its level of interest rate risk exposure and maintain capital for such risk.

            In addition, the FDIC, the Federal Reserve and the OCC have adopted a policy that supplements and adjusts the risk-based capital ratio calculations with respect to banks with significant trading activities. Such banks must measure, and hold a sufficient amount of capital to cover, their exposure to general market risk arising from fluctuations in interest rates, equity prices, foreign exchange rates, commodity prices and exposure to specific risk associated with debt and equity positions in trading portfolios. Management of the Bank anticipates that the Bank will be able to maintain compliance with all applicable capital requirements.

            Federal banking regulators have broad power to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Depending upon the capital category to which an institution is assigned, the regulators' corrective powers include requiring the submission of a capital restoration plan, placing limits on asset growth and other activities, requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired, restricting transactions with affiliates, restricting the interest rate the institution may pay on deposits, ordering a new election of directors of the institution, requiring that senior executive officers or directors be dismissed, prohibiting the institution from accepting deposits from correspondent banks, requiring the institution to divest certain subsidiaries, prohibiting the payment of principal or interest on subordinated debt and appointing a receiver for the institution.

            Dividends. Under South Carolina law, the Bank is authorized to pay cash dividends up to 100% of net income in any calendar year without obtaining the prior approval of the State Board provided that the Bank received a composite rating of one or two at the last examination conducted by the state or federal regulatory authority. All other cash dividends require prior approval by the State Board. South Carolina law requires each state nonmember bank to maintain the same reserves against deposits as are required for a state member bank under the Federal Reserve Act. This requirement is not expected to limit the ability of the Bank to pay dividends on the Common Stock. In addition, as an FDIC-insured institution, the Bank will be subject to regulation by the FDIC, which is statutorily authorized to determine whether the payment of dividends by an insured state nonmember bank would constitute an unsafe and unsound banking practice. In such an instance, the FDIC could prohibit the payment of dividends.

            Interstate Banking and Branching. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 as amended (the "Riegle-Neal Act") was enacted to ease restrictions on interstate banking and branching. The Riegle-Neal Act allows the Federal Reserve to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve may not approve the acquisition of a bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory laws of the host state. The Riegle-Neal Act also prohibits the Federal Reserve from approving an application if, as a result of the acquisition, the applicant (and its depository institution affiliates) controls or would control more than 10% of the total amount of insured deposits in the United States or 30% or more of the total amount of insured deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% statewide concentration limit contained in the Riegle-Neal Act. Generally, South Carolina law permits any bank holding company to acquire banks or bank holding companies located in South Carolina subject to the prior approval of the State Board. South Carolina has not waived the 30% statewide concentration limit.

            Additionally, the federal banking agencies are authorized to approve interstate merger transactions without regard to whether such transactions are prohibited by the law of any state, unless the home state of one of the banks opted out of the Riegle-Neal Act by adopting a law after the date of enactment of the Riegle-Neal Act and prior to June 1, 1997 applicable equally to all out-of-state banks and expressly prohibiting merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions are also subject to the nationwide and statewide insured deposit concentration amounts described above.

            South Carolina did not opt out of the Riegle-Neal Act but instead adopted legislation that specifically allows for interstate branching.

            Gramm-Leach-Bliley Act. On November 4, 1999, the U.S. Senate and House of Representatives each passed the Gramm-Leach-Bliley Act, previously known as the Financial Services Modernization Act of 1999. President Clinton signed the Act into law on November 12, 1999. Among other things, the Act repeals the restrictions contained in sections 20 and 32 of the Glass-Steagall Act on banks affiliating with securities firms and allows banks to affiliate with insurance companies. The Act also creates a new "financial holding company" under the Bank Holding Company Act, which will permit holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking and insurance company portfolio investment activities. The Act also permits the Federal Reserve and the Treasury Department to authorize additional activities that are "financial in nature" or "incidental" to financial activities.

            Insider Transactions. The Bank is subject to restrictions imposed by the Federal Reserve Act on loans or extensions of credit to affiliates, purchases of investments in the stock or other securities of affiliates, purchases of assets from affiliates and on the acceptance of the stock or other securities of affiliates as collateral for loans or extensions of credit.
Extensions of credit by the Bank to its directors, executive officers and principal stockholders and to "related interests" of such directors, officers and principal stockholders are subject to regulatory limitations and reporting requirements. In addition, the Federal Reserve Act and related regulations may affect the terms upon which any person becoming a director, executive officer or principal stockholder of the Bank may obtain credit from banks with which the Bank maintains a correspondent relationship.

            Safety and Soundness Standards. The FDIC, the Federal Reserve, the OCC and the Office of Thrift Supervision have adopted a final regulation and Interagency Guidelines Establishing Standards for Safety and Soundness (the "Guidelines") implementing the requirement of the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA") that the federal banking agencies establish certain standards to promote the safety and soundness of federally insured depository institutions. The Guidelines establish standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, asset quality and earnings. In general, the Guidelines set out the safety and soundness standards that the agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines basically consist of goals to be achieved in each area, and each institution is responsible for establishing its own procedures to achieve those goals.

            An institution that fails to comply with any of the standards established by the Guidelines may be required to submit to its primary federal regulator a plan for achieving and maintaining compliance. Failure to submit an acceptable plan, or failure to comply with a plan that has been accepted by the appropriate regulator, is grounds for enforcement action. The rules and regulations of the agencies establish deadlines for the submission and review of such safety and soundness compliance plans.

            Truth-In-Savings Act. The Federal Reserve has adopted regulations implementing the Truth-in-Savings Act, which applies to accounts intended for use by and generally used by consumers primarily for personal, family or household purposes. These regulations contain, as key elements: (i) a requirement that institutions disclose, at the time an account is opened or upon request of a consumer, yields and interest rates, the frequency with which interest is compounded and credited, minimum balance information, fees, transaction limitations, features of time accounts and information relating to bonuses for all covered accounts; (ii) requirements that institutions calculate and disclose the annual percentage yield ("APY") in accordance with the regulations for each covered account and that the APY be disclosed in advertisements stating rates of return; (iii) a requirement that institutions provide 30 days' notice prior to making a change in any term required to be disclosed if such change may reduce the APY or adversely affect the consumer; and (iv) a requirement that interest be paid on entire balances rather than investable funds.

            Community Reinvestment Act Requirements. The Bank is subject to evaluation by the FDIC under the Community Reinvestment Act of 1977 ("CRA"). The Bank is evaluated under guidelines established for "small banks." These guidelines call for an evaluation of an institution's performance in meeting the credit needs of its entire community, including low- and moderate-income areas, consistent with the safe and sound operation of the institution. The relevant factors under these "small bank" guidelines include the bank's loan-to-deposit ratio within its community, the bank's percentage of loans and other lending activities within its community, the bank's record of lending to and engaging in other lending-related activities for borrowers of different income levels and businesses and farms of different sizes, the geographic distribution of the bank's loans and the bank's record of acting, if warranted, in response to written complaints about its performance in helping to meet credit needs in its community. The FDIC takes a bank's CRA performance into account in considering applications for approval of deposit insurance, establishment or relocation of branches and business combinations.

            Effect of Governmental Monetary Policies. The earnings of the Bank are affected by economic conditions and the monetary policies of the United States government and its agencies. The Federal Reserve's monetary policies have had, and will likely continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve have major effects upon the levels of bank loans, investments and deposits through the Federal Reserve's open market operations in United States government securities, its regulation of the discount rate on borrowing by member banks and its reserve requirements against member bank deposits.

            Other Regulations. The Bank's loan operations are subject to other federal laws applicable to credit transactions, such as the Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves; the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit; the Fair Debt Collection Practices Act, governing the manner in which consumer debts may be collected by collection agencies; and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of the Bank also are subject to the Right to Financial Privacy Act of 1978, which imposes a duty to maintain the confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services; and the Bank Secrecy Act, which imposes reporting obligations on banks with respect to large cash deposits.

            Enforcement Powers. The Financial Institutions Reform, Recovery and Enforcement Act expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties." Institution-affiliated parties primarily include management, employees, and agents of a financial institution, as well as independent contractors and consultants such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs. These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,000,000 a day for such violations. Criminal penalties for some financial institution crimes have been increased to 20 years. In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, banking agencies' power to issue cease-and-desist orders were expanded. Such orders may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnification or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate.

            Proposed Legislation and Regulatory Action. New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations, and competitive relationships of the nation's financial institutions. The Bank cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which the Bank's business may be affected by any new regulation or statute.

Item 2.  Description of Property
--------------------------------

            Main Office Property. The principal place of business and the main office of the Bank is located at 2170 West Palmetto Street in Florence, South Carolina, which is owned by the Bank. The construction of the main facility was completed in July 2000. The banking facility is approximately 12,000 square feet and cost approximately $3,100,000, including furniture, fixtures and equipment.

            Branch Property. The Bank also operates a branch at 411 2nd Loop Road in Florence, South Carolina. The 2nd Loop branch, which is owned by the Bank, is located on approximately one acre of land. The Bank has constructed a permanent banking facility of 3,000 square feet on the site at a cost of $1,200,000, including furniture, fixtures and equipment.

            Operations Center. The Bank is currently under contract to purchase an additional facility at 2145 Fernleaf Drive in Florence, South Carolina for a purchase price of $275,000, including $50,000 for repairs. The Fernleaf Drive site is on approximately 0.5 acre of land and has a permanent facility of 3,500 square feet on the site. This facility will serve as additional space for the operations of the Bank, including data processing and auditing. No customer services will be conducted in this facility.

            The Bank believes that these facilities will adequately serve its needs for the next 12 months of operation.

Item 3. Legal Proceedings.
--------------------------

            The Bank is not a party to, nor is any of its property the subject of, any material pending legal proceedings.

Item 4.  Submission of Matters to a Vote of Security Holders.
------------------------------------------------------------

            No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

Item 5.  Market for Common Equity and Related Stockholder Matters.
-----------------------------------------------------------------

            The common stock of the Bank is not traded on any stock exchange or in the over-the-counter market, and there is no public trading market for the Bank's common stock. Arms-length transactions in the common stock are infrequent and are negotiated privately between the persons involved in those transactions.

            The following limited trading information relating to arms-length transactions in the Bank's common stock during 2000 and 2001 has been compiled from information available to the Bank and should not be viewed as complete or necessarily reflective of the actual or market value of the Bank's common stock.

                                   Stock Price
                                   -----------
                               Low            High
                               ---            ----
2000
First Quarter                 $12.00         $13.00
Second Quarter                $12.00         $15.00
Third Quarter                 $16.00         $16.00
Fourth Quarter                $14.00         $16.00

2001
First Quarter                 $14.00         $16.00
Second Quarter                $13.00         $16.00
Third Quarter                 $13.00         $16.00
Fourth Quarter                $12.00         $14.00

            The Bank has not paid dividends on its common stock since the Bank's organization, and the Bank does not anticipate paying cash dividends in the foreseeable future. The payment by the Bank of dividends, if any, rests within the discretion of the Bank's Board of Directors and depends upon the Bank's earnings, its compliance with capital requirements, its financial condition and other relevant factors. Under current regulations of the State Board, a state bank may pay cash dividends up to the amount of its net income in a calendar year without obtaining the prior approval of the State Board if the bank received a composite rating of one or two at the last examination conducted by a state or federal regulatory authority. All other cash dividends require the specific approval of the State Board and the filing of certain financial information with the State Board.

            The Board of Directors of the Bank has approved a one-for-one stock dividend that will become effective immediately prior to the consummation of the Reorganmization.

            As of March 25, 2002, there were approximately 896 record holders of the Bank's common stock.

Item 6.  Management's Discussion and Analysis or Plan of Operation
------------------------------------------------------------------

Basis of Presentation

The following discussion should be read in conjunction with the preceding "Selected Financial Data" and the Bank's Financial Statements and the Notes thereto and the other financial data included elsewhere herein. The financial information provided below has been rounded in order to simplify its presentation. However, the ratios and percentages provided below are calculated using the detailed financial information contained in the Financial Statements, the Notes thereto and the other financial data included elsewhere herein.

General
First Reliance Bank (the Bank) is a state-chartered bank headquartered in Florence, South Carolina. The Bank opened for business on August 16, 1999. The principal business activity of the Bank is to provide banking services to domestic markets, principally in Florence County, South Carolina. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation.

On June 7, 2001, the shareholders of the Bank approved a plan of corporate reorganization (the "Reorganization") under which the Bank will become a wholly owned subsidiary of First Reliance Bancshares, Inc. (the "Company"), a South Carolina corporation. The Reorganization will be accomplished through a statutory share exchange between the Bank and the Company, whereby each outstanding share of common stock of the Bank will be exchanged for one share of common stock of the Company. As of December 31, 2001, the Reorganization had not been consummated.

Organizing activities for the Bank began on November 23, 1998. Upon the completion of the application process with the South Carolina State Board of Financial Institutions for a state charter and with the Federal Deposit Insurance Corporation for deposit insurance, the Bank issued 723,518 shares of common stock at a price of $10.00 per share, resulting in capital totaling $7,173,293, net of selling expenses of $61,887. The Bank began operations on August 16, 1999 at its temporary facility on West Palmetto Street in Florence, South Carolina. In June of 2000, the Bank moved into its headquarters at 2170 West Palmetto Street in Florence, South Carolina.

Results of Operations

Year ended December 31, 2001, compared with year ended December 31, 2000
------------------------------------------------------------------------

Net interest income increased $999,833, or 42.27%, to $3,365,220 in 2001 from $2,365,387 in 2000. The increase in net interest income was due primarily to an increase in average earning assets. Average earning assets increased $22,601,376, or 46.21%, mainly due to continued growth in the loan portfolio. The primary components of interest income were interest on loans, including fees, of $5,236,089, and interest on taxable investment securities of $766,410.

The Bank's net interest spread and net interest margin were 3.90% and 4.71%, respectively, in 2001, compared to 3.12% and 4.84%, respectively, in 2000. The increase in net interest spread was primarily the result of management's efforts to maintain interest rates on loans, and to borrow at lower interest rates during a declining interest rate environment. Yields on all earning assets declined in 2001. Yields on earning assets decreased from 9.04% in 2000 to 8.74% in 2001. Yields on interest-bearing liabilities decreased from 5.92% in 2000 to 4.84% in 2001.

The provision for loan losses was $347,000 in 2001 compared to $628,312 in 2000. The allowance for loan losses was 1.61% of total loans at December 31, 2001 as compared to 1.67% of total loans at December 31, 2000. The Bank continues to maintain the allowance for loan losses at a level management believes to be sufficient to cover known and inherent losses in the loan portfolio.

Noninterest income increased $548,792, or 64.20%, to $1,403,562 in 2001 from $854,770 in 2000. The increase is primarily attributable to increased residential mortgage origination fees and service charges on deposit accounts. Mortgage origination fees increased $291,549, or 68.66%, to $716,203 for the year ended December 31, 2001. The decline in interest rates during 2001 resulted in more home mortgage loans and refinancings. Service charges increased $176,885, or 53.98%, to $504,582 for the year ended December 31, 2001. The increase in service charges on deposit accounts was attributable to an overall increase in the number of deposit accounts in 2001. During 2001, the Bank began brokering securities and insurance. Income from these brokerage activities totaled $82,279 in 2001.

Noninterest expense increased $1,363,703, or 64.04%, to $3,493,130 in 2001 from $2,129,427 in 2000. Noninterest expenses increased in all categories as a result of our continued growth. Other operating expenses increased $392,846 to $1,204,593 for the year ended December 31, 2001. The Bank had increased data processing expense of $77,318 due to the opening of the Second Loop branch and the increase in loan and deposit transactions. Salaries and employee benefits increased $725,334, or 63.01%, to $1,876,552 in 2001 from $1,151,218 in 2000.
This increase is attributable to normal pay increases, the opening of the Second Loop branch, and the opening of the brokerage business. The Bank's efficiency ratio was 73.36% in 2001, compared to 66.13% in 2000.

The net income was $616,554 in 2001, compared to $293,018 in 2000. The increase in net income reflects the Bank's continued growth, as average-earning assets increased from $48,914,151 for the year ended December 31, 2000 to $71,515,527 for the year ended December 31, 2001. Return on average assets during 2001 was 0.79%, compared to 0.56% during 2000, and return on average equity was 8.29% during 2001, compared to 4.28% during 2000.

A comparison between 2000 and 1999 is not relevant because the Bank was only open for business four and a half months in 1999.

Net Interest Income

General. The largest component of the Bank's net income is its net interest income, which is the difference between the income earned on assets and interest paid on deposits and on borrowings used to support such assets. Net interest income is determined by the yields earned on the Bank's interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. Total interest earning assets yield less total interest bearing liabilities rate represents the Bank's net interest rate spread.

Average Balances, Income and Expenses, and Rates. The following table sets forth, for the years indicated, certain information related to the Bank's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from the daily balances throughout the periods indicated.

Average Balances, Income and Expenses, and Rates


                                                           2001                              2000
                                             --------------------------------  -----------------------------------
                                             Average      Income/     Yield/    Average     Income/         Yield/
(Dollars in thousands)                       Balance      Expense      Rate     Balance     Expense         Rate
                                             --------     --------    -----    --------     -------         ----
Assets:
 Earning Assets:
  Loans (1)                                  $ 54,921   $  5,236       9.53%   $ 38,167     $  3,697         9.69%
  Securities, taxable (2)                      11,191        766       6.84       6,094          423         6.94
  Securities, tax exempt (2)                    1,666         94       5.64          --           --           --
  Federal funds sold                            3,625        149       4.11       4,333          280         6.46
  Time deposits with other banks                   --         --         --         310           19         6.13
  Nonmarketable equity securities                 113          6       5.31          10            1        10.00
                                            ---------      -----       ----
   Total earning assets                        71,516      6,251       8.74      48,914        4,420         9.04
                                             --------   --------       ----     -------     --------
  Cash and due from banks                       2,372                             1,568
  Premises and equipment                        3,666                             2,230
  Other assets                                    992                               481
  Allowance for loan losses                      (903)                             (429)
                                             --------                          --------
   Total assets                              $ 77,643                          $ 52,764
                                             ========                          ========
Liabilities:
  Interest-bearing liabilities:
   Interest-bearing transaction accounts     $  4,943         97       1.96%   $  2,182           40         1.83%
   Savings deposits                            13,514        474       3.51       7,800          400         5.13
   Time deposits                               38,527      2,231       5.79      23,594        1,554         6.59
   Other short-term borrowings                  2,650         84       3.17       1,155           61         5.28
                                             --------    -------       ----     -------     --------       ------
Total interest-bearing liabilities             59,634      2,886       4.84      34,731        2,055         5.92
                                             --------    -------                -------     --------       ------
Demand deposits                                 9,678                            10,839
  Accrued interest and other liabilities          895                               347
  Shareholders' equity                          7,436                             6,847
                                             --------                          --------
Total liabilities and
  shareholders' equity                       $ 77,643                          $ 52,764
Net interest spread                                                    3.90%                                 3.12%
Net interest income                                     $  3,365               $  2,365
                                                        ========               ========
Net interest margin                                                    4.71%                                 4.84%



(1)  The  effect  of  fees  collected  on  loans  is  not   significant  to  the
     computations. All loans and deposits are domestic.

(2) Average investment securities exclude the valuation allowance on securities available-for-sale.

Rate/Volume Analysis

Analysis of Changes in Net Interest Income. Net interest income can also be analyzed in terms of the impact of changing rates and changing volume. The following table describes the extent to which changes in interest rates and changes in the volume of earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information on changes in each category attributable to (i) changes due to volume (change in volume multiplied by prior period rate), (ii) changes due to rates (changes in rates multiplied by prior period volume) and (iii) changes in rate/volume (change in rate multiplied by the change in volume) is provided as follows:


                                                                            2001 compared to 2000
                                                                        Due to increase (decrease) in
 (Dollars in thousands)                                         Volume        Rate       Volume/Rate   Total
                                                               -------      --------     -----------  -------
Interest income:
 Taxable securities                                            $   353      $    (5)     $    (5)     $   343
 Nontaxable securities                                              --           --           94           94
 Loans                                                           1,623          (61)         (23)       1,539
 Federal funds sold                                                (46)        (102)          17         (131)
 Certificates of deposit with other financial institutions         (19)         (19)          19          (19)
 Nonmarketable equity securities                                    13           (1)          (7)           5
                                                               -------      -------      -------      -------

     Total interest income                                       1,924         (188)          95        1,831
                                                               -------      -------      -------      -------
Interest expense:
  Interest-bearing deposits                                      1,327         (310)        (209)         808
  Other borrowings                                                  79          (25)         (31)          23
                                                               -------      -------      -------      -------
     Total interest expense                                      1,406         (335)        (240)         831
                                                               -------      -------      -------      -------
       Net interest income                                     $   518      $   147      $   335      $ 1,000
                                                               =======      =======      =======      =======


                                                                        2000 compared to 1999
                                                                     Due to increase (decrease) in
 (Dollars in thousands)                                       Volume        Rate   Volume/Rate    Total
                                                              -------      -----   ------------   -----
Interest income:
 Taxable securities                                            $  367     $    2      $   32      $  401
 Loans                                                          4,011        (57)       (627)      3,327
 Federal funds sold                                               123          4           4         131
 Certificates of deposit with other financial institutions         --         --          19          19
 Nonmarketable equity securities                                   --         --           1           1
                                                               ------     ------      ------      ------

     Total interest income                                      4,501        (51)       (571)      3,879
                                                               ------     ------      ------      ------
Interest expense:
  Interest-bearing deposits                                     1,713         10         110       1,833
  Other borrowings                                                 90         (5)        (36)         49
                                                               ------     ------      ------      ------
     Total interest expense                                     1,803          5          74       1,882
                                                               ------     ------      ------      ------
       Net interest income                                     $2,698     $  (56)     $ (645)     $1,997
                                                               ======     ======      ======      ======

Net Interest Income

Interest Sensitivity. The Bank monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. The principal monitoring technique employed by the Bank is the measurement of the Bank's interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in this same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates.

The following table sets forth the Bank's interest rate sensitivity at December 31, 2001.

Interest Sensitivity Analysis

                                                                  After One    After Three                 Greater
                                                                   Through      Through                    Than One
December 31, 2001                                 Within One        Three        Twelve      Within One   Year or Non-
 (Dollars in thousands)                             Month           Months       Months         Year       Sensitive        Total
                                                    ------          -------     -------         -----      ----------       -----
Assets

Interest-earning assets
 Loans                                              $ 26,061      $  4,452      $  9,141      $ 39,654      $ 25,221      $ 64,875
 Securities, taxable                                     502            --           889         1,391         9,888        11,279
 Securities, nontaxable                                   --            --            --            --         3,027         3,027
 Nonmarktable securities                                 142            --            --           142            --           142
 Federal funds sold                                    1,057            --            --         1,057            --         1,057
                                                    --------      --------      --------      --------      --------      --------
  Total earning assets                                27,762         4,452        10,030        42,244        38,136        80,380
                                                    --------      --------      --------      --------      --------      --------

Liabilities
Interest-bearing liabilities:
 Interest-bearing deposits:
  Demand deposits                                      9,251            --            --         9,251            --         9,251
  Savings deposits                                    14,238            --            --        14,238            --        14,238
  Time deposits                                        2,475        10,516        23,246        36,237         3,785        40,022
                                                    --------      --------      --------      --------      --------      --------
  Total interest-bearing deposits                     25,964        10,516        23,246        59,726         3,785        63,511
                                                    --------      --------      --------      --------      --------      --------
Repurchase agreements                                  1,927            --            --         1,927            --         1,927
                                                    --------      --------      --------      --------      --------      --------
  Total interest-bearing liabilities                  27,891        10,516        23,246        61,653         3,785        65,438
                                                    --------      --------      --------      --------      --------      --------
Period gap                                          $   (129)     $ (6,064)     $(13,216)     $(19,409)     $ 34,351
                                                    ========      ========      ========      ========      ========
Cumulative gap                                      $   (129)     $ (6,193)     $(19,409)     $(19,409)     $ 14,942
                                                    ========      ========      ========      ========      ========
Ratio of cumulative gap to total earning assets        (0.16)%       (7.70)%      (24.15)%      (24.15)%       18.59%





The above table reflects the balances of interest-earning assets and interest-bearing liabilities at the earlier of their repricing or maturity dates. Overnight federal funds are reflected at the earliest pricing interval due to the immediately available nature of the instruments. Debt securities are reflected at each instrument's ultimate maturity date. Scheduled payment amounts of fixed rate amortizing loans are reflected at each scheduled payment date. Scheduled payment amounts of variable rate amortizing loans are reflected at each scheduled payment date until the loan may be repriced contractually; the unamortized balance is reflected at that point. Interest-bearing liabilities with no contractual maturity, such as savings deposits and interest-bearing transaction accounts, are reflected in the earliest repricing period due to contractual arrangements which give the Bank the opportunity to vary the rates paid on those deposits within a thirty-day or shorter period. However, the Bank is not obligated to vary the rates paid on these deposits within any given period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity dates.

The Bank generally would benefit from increasing market rates of interest when it has an asset-sensitive gap position and generally would benefit from decreasing market rates of interest when it is liability-sensitive. The Bank is cumulatively liability-sensitive over the twelve month time frame. However, the Bank's gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those rates are viewed by management as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits. Accordingly, management believes a liability-sensitive gap position is not as indicative of the Bank's true interest sensitivity as it would be for an organization which depends to a greater extent on purchased funds to support earning assets. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of earning assets and interest-bearing liabilities.

Provision and Allowance for Loan Losses

General. The Bank has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. On a quarterly basis, the Bank's Board of Directors reviews and approves the appropriate level for the Bank's allowance for loan losses based upon management's recommendations, the results of the internal monitoring and reporting system, and an analysis of economic conditions in its market. The objective of management has been to fund the allowance for loan losses at approximately 1.00% to 1.50% of total loans outstanding until a history is established.

Additions to the allowance for loan losses, which are expensed as the provision for loan losses on the Bank's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period, and current and anticipated economic conditions.

The Bank's allowance for loan losses is based upon judgments and assumptions of risk elements in the portfolio, future economic conditions, and other factors affecting borrowers. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant problem credits. In addition, management monitors the overall portfolio quality through observable trends in delinquency, chargeoffs, and general and economic conditions in the service area. The adequacy of the allowance for loan losses and the effectiveness of the Bank's monitoring and analysis system are also reviewed periodically by the banking regulators and the Bank's independent auditors.

Based on present information and an ongoing evaluation, management considers the allowance for loan losses to be adequate to meet presently known and inherent risks in the loan portfolio. Management's judgment about the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable but which may or may not be accurate. Thus, there can be no assurance that chargeoffs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. The Bank does not allocate the allowance for loan losses to specific categories of loans but evaluates the adequacy on an overall portfolio basis utilizing a risk grading system.

The following table sets forth certain information with respect to the Bank's allowance for loan losses and the composition of chargeoffs and recoveries for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999.

Allowance for Loan Losses


(Dollars in thousands)                                            2001          2000          1999
                                                                  ----          ----          ----
Total loans outstanding at end of period                         $64,875      $46,745      $   16,678
                                                                 =======      =======      ==========
Average loans outstanding                                        $54,921      $38,167      $    3,225
                                                                 =======      =======      ==========
Balance of allowance for loan losses at beginning of period      $   780      $   163      $       --
Loans charged off:
  Real estate - construction                                          --           --              --
  Real estate - mortgage                                              --           --              --
  Commercial and industrial                                            6           --              --
  Consumer and other                                                 121           12              --
                                                                 -------      -------      ----------
  Total loan losses                                                  127           12              --
                                                                 -------      -------      ----------
 Recoveries of previous loan losses:
  Real estate - construction                                          --           --              --
  Real estate - mortgage                                              --           --              --
  Commercial and industrial                                           --           --              --
  Consumer and other                                                  45            1              --
                                                                 -------      -------      ----------
   Total recoveries                                                   45            1              --
                                                                 -------      -------      ----------
 Net charge-offs                                                      82           11              --
 Provision for loan losses                                           347          628             163
                                                                 -------      -------      ----------
 Balance of allowance for loan losses at end of period           $ 1,045      $   780      $      163
                                                                 =======      =======      ==========

 Ratios:
 Net charge-offs to average loans outstanding                       0.15%        0.03%           0.00%
 Net charge-offs to loans at end of year                            0.13%        0.02%           0.00%
 Allowance for loan losses to average loans                         1.90%        2.04%           5.05%
 Allowance for loan losses to loans at end of year                  1.61%        1.67%           0.98%
 Net charge-offs to allowance for loan losses                       7.85%        1.41%           0.00%
 Net charge-offs to provisions for loan losses                     23.63%        1.75%           0.00%



Nonperforming Assets

Nonperforming Assets. There were loans totaling $8,872 in nonaccrual status at December 31, 2001. There were no loans in nonaccrual status at December 31, 2000. There was $146,436 in loans ninety days or more overdue and still accruing interest at December 31, 2001. There was $6,684 in loans ninety days or more overdue and still accruing interest at December 31, 2000. There were no restructured loans at December 31, 2001 or 2000.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. When a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from current earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual write-down or chargeoff of the principal balance of the loan which would necessitate additional charges to earnings. For all periods presented, the additional interest income, which would have been recognized into earnings if the Company's nonaccrual loans had been current in accordance with their original terms, and the amount of interest income on such loans that was included in net income is immaterial.

Potential Problem Loans. At December 31, 2001, the Bank had criticized $5,249,102 of loans and classified $703,919 of loans. The Bank had $86,932 in criticized and $3,066,961 in classified loans at December 31, 2000. The results of this internal review process are considered in determining management's assessment of the adequacy of the allowance for loan losses. However, the Bank has exceeded its overall objective, which has been to maintain the allowance for loan losses at approximately 1.00% to 1.50% of total loans to provide for potential problem loans until a history has been established.

Noninterest Income and Expense

Noninterest Income. Noninterest income for the year ended December 31, 2001, was $1,403,562, an increase of $548,792 from $854,770 for the year ended December 31, 2000. The increase is primarily a result of increased residential mortgage origination fees and service charges on deposit accounts. Mortgage origination fees increased $291,549, or 68.66%, to $716,203 for the year ended December 31, 2001. Service charges increased $176,885, or 53.98%, to $504,582 for the year ended December 31, 2001. The increase in service charges on deposit accounts was attributable to an overall increase in the number of deposit accounts during 2001.

Noninterest income for the year ended December 31, 2000 totaled $854,770. The largest component of noninterest income for the year ended December 31, 2000, was residential mortgage origination fees, which totaled $424,654. Service charges on deposit accounts totaled $327,697 for the year ended December 31, 2000.

For the period August 16, 1999 to December 31, 1999, the largest component of noninterest income was residential mortgage origination fees totaling $42,876.

The following table sets forth the principal components of noninterest income for the years ended December 31, 2001, and 2000, and for the period August 16, 1999, to December 31, 1999.


(Dollars in thousands)                              2001       2000       1999
                                                   ------     ------     ------
 Service charges on deposit accounts               $  505     $  328     $   41
 Credit life insurance commissions                     51         75         17
 Residential mortgage origination fees                716        425         43
 Securities and insurance brokerage commissions        82         --         --
 Other income                                          50         27          8
                                                   ------     ------     ------
  Total noninterest income                         $1,404     $  855     $  109
                                                   ======     ======     ======




Noninterest Expense. Noninterest expense increased $1,363,703, or 64.04%, to $3,493,130 for the year ended December 31, 2001. Of this total, other operating expenses increased $392,846, or 48.40%, to $1,204,593 in 2001 from $811,747 in
2000. The increase in data processing expense of $77,318 was due to the opening of the 2nd Loop branch and the increase in loan and deposit transactions. Salaries and employee benefits increased $725,334, or 63.01%, to $1,876,552 in 2001 from $1,151,218 in 2000. This increase is attributable to normal pay increases, the opening of the 2nd Loop branch, and the opening of the brokerage business.

Salaries and employee benefits were $1,151,218 in 2000. Other operating expenses for the year ended December 31, 2000 were $811,747. Data processing and supplies was the largest portion of other operating expenses totaling $125,126 for the year ended December 31, 2000.

Salaries and employee benefits comprised the largest component of noninterest expense which totaled $426,044 for the period August 16, 1999 to December 31, 1999. Of this total, $109,937 related to salaries paid prior to the Bank's opening on August 16, 1999. Other operating expenses totaled $444,217 for the period August 16, 1999 to December 31, 1999. Pre-opening expenses associated with forming the Bank comprise $183,282 of these expenses.

The following table sets forth the primary components of noninterest expense for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999.


(Dollars in thousands)                              2001           2000            1999
                                                    ----           ----            ----
 Salaries and employee benefits                   $ 1,877         $ 1,151          $ 426
 Net occupancy and equipment expense                  412             166            102
 Advertising and public relations                      85              63             39
 Office supplies, stationery, and printing            155             121             61
 Data processing and supplies                         202             125             64
 Computer and software                                120              84             25
 Professional fees and services                       159             100            113
 Employee education and conventions                    84              15              7
 Loan origination fees                                 29              37             26
 Other                                                370             267            109
                                                   ------          ------        -------
  Total noninterest expense                       $ 3,493         $ 2,129          $ 972
                                                   ======          ======        =======
 Efficiency ratio                                  73.36%          66.13%        204.15%



Earning Assets

Loans. Loans are the largest category of earning assets and typically provide higher yields than the other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. Loans averaged $54,920,786 in 2001 compared to $38,166,936 in 2000, an increase of $16,753,850, or 43.90%. At
December 31, 2001, total loans were $64,875,191, compared to $46,745,104 at December 31, 2000, an increase of $18,130,087, or 47.50%.

The following table sets forth the composition of the loan portfolio by category at the dates indicated and highlights the Bank's general emphasis on all types of lending.


Composition of Loan Portfolio

December 31,                              2001                          2000
                              ---------------------------   -----------------------------
(Dollars in thousands)         Amount   Percent of Total     Amount      Percent of Total
                              --------  -----------------   --------     ----------------
Commercial and industrial     $ 13,978       21.55%         $  8,814         18.86 %
Real estate
  Construction                   6,749       10.40             6,237         13.34
  Mortgage-residential          17,628       27.17            12,748         27.27
  Mortgage-nonresidential       15,029       23.17             8,587         18.37
Consumer                        11,310       17.43            10,219         21.86
Other                              181        0.28               140          0.30
                              --------      ------           -------       ---------
  Total loans                   64,875      100.00%           46,745        100.00 %
Allowance for loan losses       (1,045)                         (780)
                              --------                      --------
  Net loans                   $ 63,830                      $ 45,965
                              ========                      ========


In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than a loan for construction purposes, secured by real estate, regardless of the purpose of the loan. It is common practice for financial institutions in the Bank's market area to obtain a mortgage on real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase management's willingness to make real estate loans and, to that extent, also tends to increase the magnitude of the real estate loan portfolio component.

The largest component of the Bank's loan portfolio is real estate mortgage loans. At December 31, 2001, real estate mortgage loans totaled $32,657,440 and represented 50.34% of the total loan portfolio, compared to $21,334,327 or 45.64%, at December 31, 2000.

Residential mortgage loans totaled $17,628,428 at December 31, 2001, and represented 27.17% of the total loan portfolio, compared to $12,747,654 at December 31, 2000. Residential real estate loans consist of first and second mortgages on single or multi-family residential dwellings. Nonresidential mortgage loans, which include commercial loans and other loans secured by multi-family properties and farmland, totaled $15,029,012 at December 31, 2001, compared to $8,586,673 at December 31, 2000. This represents an increase of $6,442,339, or 75.03%, from the December 31, 2000 amount. The demand for residential and commercial real estate loans in the Florence market has remained stable.

The Bank's loan portfolio is also comprised heavily of consumer loans. Consumer loans increased $1,091,634, or 10.68%, to $11,310,260 at December 31, 2001, from
$10,218,626 at December 31, 2000.

The Bank's commercial and industrial portfolio grew at a quicker rate than any other loan type in 2001. Commercial and industrial loans increased $5,163,730, or 58.59%, to $13,977,706 at December 31, 2001, from $8,813,976 at December 31,
2000.

The Bank's loan portfolio reflects the diversity of its market. The Bank's home office is located in Florence County, South Carolina. The economy of Florence contains elements of medium and light manufacturing, higher education, regional health care, and distribution facilities. Management expects the area to remain stable with continued growth in the near future. The diversity of the economy creates opportunities for all types of lending. The Bank does not engage in foreign lending.

The repayment of loans in the loan portfolio as they mature is also a source of liquidity for the Bank. The following table sets forth the Bank's loans maturing within specified intervals at December 31, 2001.

Loan Maturity Schedule and Sensitivity to Changes in Interest Rates


                                                    Over One
                                                     Year
December 31, 2001                     One Year or   Through     Over Five
 (Dollars in thousands)                  Less      Five Years     Years      Total
                                         -----     ----------    ------      -----
Commercial and industrial               $ 7,529     $ 5,541     $   908     $13,978
Real estate                              28,942       7,889       2,575      39,406
Consumer and other                        3,183       7,371         937      11,491
                                        -------     -------     -------     -------
                                        $39,654     $20,801     $ 4,420     $64,875
                                        =======     =======     =======     =======

Loans maturing after one year with:                                         $15,466
  Fixed interest rates                                                        9,755
                                                                            -------
  Floating interest rates                                                   $25,221
                                                                            =======

The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval as well as modification of terms upon maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio shown in the above table.

Investment Securities. The investment securities portfolio is also a component of the Bank's total earning assets. Total securities available-for-sale, gross of valuation allowance, averaged $12,856,364 in 2001, compared to $6,094,611 in 2000. At December 31, 2001, total securities available-for-sale were $14,305,686, an increase of $4,111,867, or 40.34%, over the December 31, 2000 balance. Investment securities also contains Federal Home Loan Bank stock. This stock is recorded its original cost and totaled $142,400 and $12,300 at December 31, 2001 and 2000, respectively.

The following table sets forth the fair market value of the securities available-for-sale held by the Bank at December 31, 2001 and 2000.

Fair Value of Securities available-for-sale

December 31,                                      2001        2000
                                               -------     -------
 (Dollars in thousands)
 U.S. government agencies and corporations     $ 6,339     $ 8,031
 Municipals                                      3,027          --
 Mortgage-backed securities                      3,417       1,672
 Commercial paper                                1,523         491
                                               -------     -------

 Total securities available-for-sale           $14,306     $10,194
                                               =======     =======


The following table sets forth the scheduled maturities and average yields of securities held at December 31, 2001.

Investment Securities Maturity Distribution and Yields

                                                   After One But         After Five But
December 31, 2001             Within One Year    Within Five Years      Within Ten Years     After Ten Years            Total
                             ----------------    -----------------     -----------------     ----------------     ------------------
(Dollars in thousands)       Amount     Yield    Amount    Yield       Amount     Yield      Amount     Yield     Amount      Yield
                             ------     -----    ------    ------      ------     -----      ------    ------     ------      ------
U.S. government agencies     $  878     6.08 %   $3,267     6.89 %     $1,647     6.84 %    $   547     5.58 %   $ 6,339      6.62 %
  and corporations
Commercial paper                513     6.63      1,010     7.19           --       --           --       --       1,523      6.99

Municipals                       --       --         --       --           --       --        3,027     7.50       3,027      7.50
                             ------              ------                ------               --------             -------

  Total securities (1)       $1,391     6.27 %   $4,277     6.96 %     $1,647     6.84 %    $ 3,574     7.12 %   $10,889      6.90 %
                             ======              ======                ======               ========             =======

(1) Excludes mortgage-backed securities totaling $3,417,024 with a yield of 6.2% and nonmarketable equity securities.

Other attributes of the securities portfolio, including yields and maturities, are discussed above in "--Net Interest Income-- Interest Sensitivity Analysis."

Short-Term Investments. Short-term investments, which consist of federal funds sold, averaged $3,624,848 in 2001 compared to $4,332,791 in 2000. At December 31, 2001 and 2000, short-term investments totaled $1,057,000 and $1,883,974, respectively.

Deposits and Other Interest-Bearing Liabilities

Average interest-bearing liabilities increased $24,903,343, or 71.70%, to $59,634,217 in 2001, from $34,730,874 in 2000. Average interest-bearing deposits increased $23,407,996, or 69.72%, to $56,984,020, from $33,576,024 in 2000.
These increases resulted from increases in all categories of interest-bearing liabilities, primarily as a result of the continued growth of the Bank.

Deposits. Average total deposits increased $22,247,205, or 50.09%, to $66,662,516 in 2001, from $44,415,311 in 2000. At December 31, 2001, total deposits were $75,686,644, compared to $54,643,343 a year earlier, an increase of 38.51%.

The following table sets forth the deposits of the Bank by category at December 31, 2001 and 2000.

Deposits


December 31,                                 2001                           2000
                                     -----------------------       ------------------------
                                                 Percent of                      Percent of
(Dollars in thousands)                Amount      Deposits           Amount       Deposits
                                     --------    ---------          -------      --------
Demand deposit accounts              $ 12,176      16.09 %          $ 7,849        14.36 %
NOW accounts                            9,251      12.22              2,698         4.94
Savings accounts                       14,238      18.81             10,833        19.83
Time deposits less than $100,000       25,147      33.23             21,894        40.07
Time deposits of $100,000 or over      14,875      19.65             11,369        20.80
                                      -------     ------            -------       ------
  Total deposits                     $ 75,687     100.00 %         $ 54,643       100.00 %
                                     ========                      ========


Core deposits, which exclude certificates of deposit of $100,000 or more, provide a relatively stable funding source for the Bank's loan portfolio and other earning assets. The Bank's core deposits were $60,811,717 at December 31, 2001.

Deposits, and particularly core deposits, have been the Bank's primary source of funding and have enabled the Bank to meet successfully both its short-term and long-term liquidity needs. Management anticipates that such deposits will continue to be the Bank's primary source of funding in the future. The Bank's loan-to-deposit ratio was 85.72% at December 31, 2001, and 85.55% at December 31, 2000. The maturity distribution of the Bank's time deposits over $100,000 at December 31, 2001, is set forth in the following table:

Maturities of Time Deposits of $100,000 or More

                                                                         After Six
                                                           After Three    Through
                                              Within Three Through Six    Twelve   After Twelve
(Dollars in thousands)                           Months      Months       Months     Months       Total
                                                -------      -------     -------     -------      -----
Certificates of deposit of $100,000 or more     $ 4,550      $ 2,608     $ 5,476     $ 2,241     $14,875




Approximately 30.59% of the Bank's time deposits of $100,000 or more had scheduled maturities within three months, and 48.12% had maturities within six months. Large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits.

Short-term Borrowings. Short-term borrowings consist of securities sold under agreements to repurchase. Average short-term borrowings were $2,650,197 in 2001 compared to $1,154,850 during 2000. Securities sold under agreements to repurchase decreased $139,847, or 6.77%, to $1,927,164 at December 31, 2001.

Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital of the Bank consists of common shareholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. The Bank's Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 capital and 8% for total risk-based capital.

The Bank is also required to maintain capital at a minimum level based on quarterly average assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

The Bank exceeded the regulatory capital requirements at December 31, 2001 and 2000 as set forth in the following table:

Analysis of Capital and Capital Ratios


December 31,                                                           2001         2000
                                                                       ----         ----
 (Dollars in thousands)
Tier 1 capital                                                       $ 7,595      $ 6,972
Tier 2 capital                                                           860          485
                                                                     -------      -------
  Total qualifying capital                                           $ 8,455      $ 7,457
                                                                     =======      =======

Risk-adjusted total assets (including off-balance-sheet exposures)   $68,626      $38,798
                                                                     =======      =======

 Tier 1 risk-based capital ratio                                       11.07%       17.97%
 Total risk-based capital ratio                                        12.32%       19.22%
 Tier 1 leverage ratio                                                  8.96%       11.03%


Liquidity Management and Capital Resources

Liquidity management involves monitoring the Bank's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of the Bank to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Without proper liquidity management, the Bank would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves.

Liquidity management is made more complex because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to nearly the same degree of control. Nevertheless, management believes that cash and cash equivalents in combination with deposit inflows and loan repayments are adequate to meet reasonably foreseeable demands for deposit withdrawals and the funding of new loans. The Bank also has unused lines of credit to purchase federal funds from unrelated banks totaling $11,160,300 at December 31, 2001. The investment portfolio serves as the Bank's principal source of secondary asset liquidity. However, the availability of this source of funds is influenced by market conditions.

Impact of Inflation

Unlike most industrial companies, the assets and liabilities of financial institutions such as the Bank are primarily monetary in nature. Therefore, interest rates have a more significant effect on the Bank's performance than do the general rate of inflation and of goods and services. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

Impact of Off-Balance Sheet Instruments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of the Bank's customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer at predetermined interest rates as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The exposure to credit loss in the event of nonperformance by the other party to the instrument is represented by the contractual notional amount of the instrument. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Letters of credit are conditional commitments issued to guarantee a customer's performance to a third party and have essentially the same credit risk as other lending facilities. Standby letters of credit often expire without being used.

The Bank uses the same credit underwriting procedures for commitments to extend credit and standby letters of credit as it does for its on-balance sheet instruments. The credit worthiness of each borrower is evaluated and the amount of collateral, if deemed necessary, is based on the credit evaluation. Collateral held for commitments to extend credit and standby letters of credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

The Bank is not involved in off-balance sheet contractual relationships, other than those disclosed in this report, that could result in liquidity needs or other commitments or that could significantly impact earnings.

As of December 31, 2001, commitments to extend credit totaled $10,831,678 and its standby letters of credit totaled $211,894.

Accounting and Financial Reporting Issues

Recent Accounting Pronouncements - In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 eliminates the pooling of interests method of accounting for business combinations and requires the use of the purchase method. The Statement also requires that intangible assets be reported separately from goodwill. This Statement is effective for all transactions initiated after June 30, 2001. Under SFAS 142, goodwill is no longer subject to amortization; however, it should be evaluated for impairment on at least an annual basis and adjusted to its fair value. In addition, an acquired intangible should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of intent to do so. However, the FASB recommends that financial institutions continue to follow the basic guidelines of SFAS 72 in recording and amortizing goodwill and other unidentifiable intangible assets. The Bank adopted SFAS 141 on July 1, 2001. SFAS 142 is effective for entities with fiscal years beginning after December 15, 2001. The Bank adopted SFAS 142 on January 1, 2002. The adoption of these Statements is not expected to have a material impact on the consolidated financial statements.

In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, which, as amended by SFAS 137 and SFAS 138, is effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. The accounting for changes in the fair value of a derivative depends on how the derivative is used and how the derivative is designated. The Bank adopted SFAS 133 on January 1, 2001. The adoption of SFAS 133 did not have any impact on the consolidated financial statements since the Bank did not have any derivative instruments nor any derivative instruments embedded in other contracts in 2001.

Industry Developments

On November 4, 1999, the U.S. Senate and House of Representatives each passed the Gramm-Leach-Bliley Act, previously known as the Financial Services Modernization Act of 1999. The Act was signed into law by President Clinton in November 1999. Among other things, the Act repeals the restrictions on banks affiliating with securities firms contained in sections 20 and 32 of the Glass-Steagall Act. The Act also creates a new "financial holding company" under the Bank Holding Company Act, which will permit holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking, and insurance company portfolio investment activities. The Act also authorizes activities that are "complementary" to financial activities. The Act is intended to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, the Act may have the result of increasing the amount of competition that the Bank faces from larger institutions and other types of companies. In fact, it is not possible to predict the full effect that the Act will have on the Bank.

From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Certain legislation, if adopted, could significantly change the regulation of banks and the financial services industry. The Bank cannot predict whether any such legislation will be adopted or, if adopted, how it would affect the Bank.

Item 7.  Financial Statements
-----------------------------


                       TOURVILLE, SIMPSON & CASKEY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226


WILLIAM E. TOURVILLE, CPA                                   MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                           PRIVATE COMPANIES
R. JASON CASKEY, CPA                                         PRACTICE SECTIONS

JOHN T. DRAWDY, JR., CPA
TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA







The Board of Directors
First Reliance Bank
Florence, South Carolina


We have audited the accompanying balance sheets of First Reliance Bank as of December 31, 2001 and 2000 and the related statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Reliance Bank as of December 31, 2001 and 2000 and the results of its operations and cash flows for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.





Tourville, Simpson and Caskey, L.L.P.
Columbia, South Carolina
February 1, 2002

                               FIRST RELIANCE BANK

    The accompanying notes are an integral part of the financial statements.
                                 Balance Sheets
                           December 31, 2001 and 2000


                                                                 2001              2000
                                                                 ----              ----
Assets:
Cash and cash equivalents:
 Cash and due from banks                                     $  1,987,594      $  2,412,552
 Federal funds sold                                             1,057,000         1,883,974
                                                             ------------      ------------
  Total cash and cash equivalents                               3,044,594         4,296,526
                                                             ------------      ------------

Investment securities:
 Securities available-for-sale                                 14,305,686        10,193,819
 Nonmarketable equity securities                                  142,400            12,300
                                                             ------------      ------------
  Total investment securities                                  14,448,086        10,206,119
                                                             ------------      ------------

Loans receivable:                                              64,875,191        46,745,104
 Less allowance for loan losses                                (1,045,014)         (780,407)
                                                             ------------      ------------
  Loans, net                                                   63,830,177        45,964,697

Premises, furniture and equipment, net                          3,675,541         3,088,354
Other real estate owned                                            86,988                --
Accrued interest receivable                                       687,611           553,739
Deferred tax asset                                                330,118           199,103
Other assets                                                       91,419            57,695
                                                             ------------      ------------
  Total assets                                               $ 86,194,534      $ 64,366,233
                                                             ============      ============

Liabilities:
Deposits:
 Noninterest-bearing transaction accounts                    $ 12,175,551      $  7,849,035
 Interest-bearing transaction accounts                          9,251,381         2,697,866
 Savings                                                       14,237,621        10,832,906
 Time deposits $100,000 and over                               14,874,927        11,369,488
 Other time deposits                                           25,147,164        21,894,048
                                                             ------------      ------------
  Total deposits                                               75,686,644        54,643,343

Securities sold under agreements to repurchase                  1,927,164         2,067,011
Accrued interest payable                                          472,848           347,548
Other liabilities                                                 252,471           216,467
Income taxes payable                                              197,400            44,641
                                                             ------------      ------------
 Total liabilities                                             78,536,527        57,319,010
                                                             ------------      ------------

Commitments and contingencies (Notes 4 and 12)

Shareholders' Equity:
Common stock, no par value, 2,000,000 shares authorized;        7,179,263         7,173,293
 724,115 and 723,518 shares issued and outstanding at
 December 31, 2001 and 2000, respectively
Retained earnings (deficit)                                       415,500          (201,054)
Accumulated other comprehensive income                             63,244            74,984
                                                             ------------      ------------
  Total shareholders' equity                                    7,658,007         7,047,223
                                                             ------------      ------------

  Total liabilities and shareholders' equity                 $ 86,194,534      $ 64,366,233
                                                             ============      ============

The accompanying notes are an integral part of the financial statements.

                              Statements of Income
               for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999

                                                           2001          2000            1999
                                                           ----          ----            ----
Interest income:
 Loans, including fees                                  $5,236,089     $3,697,084     $  370,238
 Investment securities:
  Taxable                                                  766,410        422,465         22,329
  Tax exempt                                                93,623          1,155             --
 Federal funds sold                                        149,072        280,343        143,282
 Other interest income                                       6,332         19,146          5,025
                                                        ----------     ----------     ----------
  Total                                                  6,251,526      4,420,193        540,874
                                                        ----------     ----------     ----------

Interest expense:
 Time deposits $100,000 and over                           784,115        496,167         55,518
 Other deposits                                          2,018,091      1,497,317        105,288
 Other interest expense                                     84,100         61,322         12,527
                                                        ----------     ----------     ----------
  Total                                                  2,886,306      2,054,806        173,333
                                                        ----------     ----------     ----------

Net interest income                                      3,365,220      2,365,387        367,541

Provision for loan losses                                  347,000        628,312        163,000
                                                        ----------     ----------     ----------

Net interest income after provision for loan losses      3,018,220      1,737,075        204,541
                                                        ----------     ----------     ----------

Other operating income:
 Service charges on deposit accounts                       504,582        327,697         41,268
 Residential mortgage origination fees                     716,203        424,654         42,876
 Securities and insurance brokerage commissions             82,279             --             --
 Credit life insurance commissions                          51,320         74,638         17,001
 Other service charges, commissions, and fees               28,828         14,981          1,560
 Gain of sales of securities available-for-sale              7,413             --             --
 Other income                                               12,937         12,800          6,091
                                                        ----------     ----------     ----------
  Total                                                  1,403,562        854,770        108,796
                                                        ----------     ----------     ----------

Other operating expenses:
 Salaries and benefits                                   1,876,552      1,151,218        426,044
 Occupancy expense                                         167,849         96,000         76,570
 Furniture and equipment expense                           244,136         70,462         25,614
 Other operating expenses                                1,204,593        811,747        444,217
                                                        ----------     ----------     ----------
  Total                                                  3,493,130      2,129,427        972,445
                                                        ----------     ----------     ----------

Income (loss) before income taxes                          928,652        462,418       (659,108)

Income tax expense (benefit)                               312,098        169,400       (165,036)
                                                        ----------     ----------     ----------

Net income (loss)                                       $  616,554     $  293,018     $ (494,072)
                                                        ==========     ==========     ==========

Earnings per share:
Basic earnings per share                                $     0.85     $     0.40     $    (0.68)
Diluted earnings per share                              $     0.81     $     0.39     $    (0.68)


The accompanying notes are an integral part of the financial statements.

                               FIRST RELIANCE BANK

     Statements of Changes in Shareholders' Equity and Comprehensive Income for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999


                                               Common Stock               Retained     Accumulated Other
                                         -------------------------        Earnings      Comprehensive
                                           Shares         Amount          (Deficit)     Income (Loss)         Total
                                           ------         ------          ---------     -------------      -----------
 Issuance of common stock                 723,518      $ 7,173,293      $        --      $        --      $ 7,173,293

 Net income (loss) for the period                                          (494,072)                         (494,072)

 Other comprehensive income,                                                                  (6,290)          (6,290)
                                                                                         -----------      -----------
  net of tax benefit of $3,694

 Comprehensive income                                                                                        (500,362)
                                      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 1999                723,518        7,173,293         (494,072)          (6,290)       6,672,931

Net income                                                                  293,018                           293,018

Other comprehensive income,                                                                   81,274           81,274
                                                                                                          -----------
 net of tax expense of $41,868

Comprehensive income                                                                                          374,292
                                      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 2000                723,518        7,173,293         (201,054)          74,984        7,047,223

Net income                                                                  616,554                           616,554

Other comprehensive income,                                                                  (11,740)         (11,740)
                                                                                                          -----------
 net of tax benefit of $10,677

Comprehensive income                                                                                          604,814
                                                                                                          -----------

Exercise of stock options                     597            5,970                                              5,970
                                      -----------      -----------      -----------      -----------      -----------

Balance, December 31, 2001                724,115      $ 7,179,263      $   415,500      $    63,244      $ 7,658,007
                                      ===========      ===========      ===========      ===========      ===========

The accompanying notes are an integral part of the financial statements.

                              FIRST RELIANCE BANK

                            Statements of Cash Flows
                 for the years ended December 31, 2001 and 2000
             and for the period August 16, 1999 to December 31, 1999


                                                                        2001              2000              1999
                                                                        ----              ----              ----
Cash flows from operating activities:
  Net income (loss)                                                 $    616,554      $    293,018      $   (494,072)
  Adjustments to reconcile net income (loss) to net cash
     provided  (used) by operating activities:
   Provision for loan losses                                             347,000           628,312           163,000
   Depreciation and amortization expense                                 286,087            97,080            17,911
   Gain on sales of available-for-sales securities                        (7,413)               --                --
   Accretion and premium amortization                                     16,063           (37,446)           (4,270)
   Disbursements for mortgages held for sale                         (45,804,887)      (18,691,129)               --
   Proceeds from sales of mortgages held for sale                     47,105,221        18,680,490                --
   Deferred income tax provision (benefit)                              (120,339)          (30,373)         (165,036)
   Increase in interest receivable                                      (133,872)         (439,767)         (113,972)
   Increase in interest payable                                          125,300           277,436            70,112
   Increase in other assets                                              (62,172)          (22,813)          (62,789)
   Increase in other liabilities                                         188,764           167,966            51,274
                                                                    ------------      ------------      ------------
    Net cash provided (used) by operating activities                   2,548,893           922,774          (537,842)
                                                                    ------------      ------------      ------------

Cash flows from investing activities:
  Purchases of securities available-for-sale                         (15,117,538)       (9,673,349)       (1,236,288)
  Maturities of securities available-for-sale                          9,600,496           870,692                --
  Proceeds from sales of securities available-for-sale                 1,374,108                --                --
  Purchase of Federal Home Loan Bank stock                              (130,100)          (12,300)               --
  Net increase in loans to customers                                 (19,599,802)      (30,067,602)      (16,677,768)
  Purchases of premises and equipment                                   (844,826)       (2,311,737)         (863,701)
                                                                    ------------      ------------      ------------
    Net cash used by investing activities                            (24,717,662)      (41,194,296)      (18,777,757)
                                                                    ------------      ------------      ------------

Cash flows from financing activities:
  Net increase in demand deposits, interest-bearing                   14,284,746        12,612,795         8,767,012
     transaction accounts and savings accounts
  Net increase in certificates of deposit and other time deposits      6,758,555        24,035,209         9,228,327
  Net increase in securities sold under agreements to repurchase        (139,847)        2,067,011                --
  Issuance of common stock, net of direct costs                            5,970                --         7,173,293
                                                                    ------------      ------------      ------------
    Net cash provided by financing activities                         20,909,424        38,715,015        25,168,632
                                                                    ------------      ------------      ------------

Net (decrease) increase in cash and cash equivalents                  (1,259,345)       (1,556,507)        5,853,033

Cash and cash equivalents, beginning of period                         4,296,526         5,853,033                --
                                                                    ------------      ------------      ------------

Cash and cash equivalents, end of period                            $  3,037,181      $  4,296,526      $  5,853,033
                                                                    ============      ============      ============

Cash paid during the period for:
  Income taxes                                                      $    279,677      $    197,000      $         --
  Interest                                                          $  2,761,006      $  1,777,370      $    103,221

Supplemental noncash investing and financing activities:
  Foreclosures on loans                                             $     86,988      $         --      $         --


The accompanying notes are an integral part of the financial statements.

                               FIRST RELIANCE BANK
                          Notes to Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - First Reliance Bank (the Bank) was incorporated on August 9, 1999 and commenced business on August 16, 1999. The principal business activity of the Bank is to provide banking services to domestic markets, principally in Florence County, South Carolina. The Bank is a state-chartered bank, and its deposits are insured by the Federal Deposit Insurance Corporation.

Management's Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, including valuation allowances for impaired loans, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

Significant Group Concentrations of Credit Risk - Most of the Bank's activities are with customers located within Florence County in South Carolina. The types of securities in which the Bank invests are discussed in Note 3. The types of lending in which the Bank engages are discussed in Note 4. The Bank does not have any significant concentrations with any one industry or customer.

Securities Available-for-Sale - Securities available-for-sale are carried at amortized cost and adjusted to estimated market value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded in shareholders' equity net of deferred income taxes. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security. The adjusted cost basis of investments available-for-sale is determined by specific identification and is used in computing the gain or loss upon sale.

Nonmarketable Equity Securities - The Bank had $142,400 and $12,300 of stock in the Federal Home Loan Bank at December 31, 2001 and 2000, respectively, which is carried at cost.

Loans - Loans are stated at their unpaid principal balance. Interest income is computed using the simple interest method and is recorded in the period earned.

When serious doubt exists as to the collectibility of a loan or when a loan becomes 90 days past due as to principal or interest, interest income is generally discontinued unless the estimated net realizable value of collateral exceeds the principal balance and accrued interest. When interest accruals are discontinued, income earned but not collected is reversed.

                               FIRST RELIANCE BANK
                          Notes to Financial Statements



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Impaired loans are measured based on the present value of discounted expected cash flows. When it is determined that a loan is impaired, a direct charge to bad debt expense is made for the difference between the net present value of expected future cash flows based on the contractual rate and discount rate and the Bank's recorded investment in the related loan. The corresponding entry is to a related valuation account. Interest is discontinued on impaired loans when management determines that a borrower may be unable to meet payments as they become due.

Allowance for Loan Losses - An allowance for possible loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio. The allowance is based upon a continuing review of past loan loss experience, current and future economic conditions which may affect the borrowers' ability to pay and the underlying collateral value of the loans. Loans, which are deemed to be uncollectible, are charged off and deducted from the allowance. The provision for possible loan losses and recoveries of loans previously charged off are added to the allowance.

Other Real Estate Owned - Other real estate owned includes real estate acquired through foreclosure and loans accounted for as in-substance foreclosures. Collateral is considered foreclosed in-substance when the borrower has little or no equity in the fair value of the collateral, proceeds for repayment of the debt can be expected to come only from the sale of the collateral, and it is doubtful that the borrower can rebuild equity or otherwise repay the loan in the foreseeable future. Other real estate owned is carried at the lower of cost (principal balance at the date of foreclosure) or fair value minus estimated costs to sell. Any write-downs at the date of acquisition are charged to the allowance for possible loan losses. Expenses to maintain such assets, subsequent changes in the valuation allowance, and gains and losses on disposal are included in other expenses.

Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed by the straight-line method, based on the estimated useful lives for buildings of 40 years and furniture and equipment of 5 to 10 years. Leasehold improvements are being amortized over 20 years. The cost of assets sold or otherwise disposed of and the related allowance for depreciation is eliminated from the accounts and the resulting gains or losses are reflected in the income statement when incurred. Maintenance and repairs are charged to current expense. The costs of major renewals and improvements are capitalized.

Income Taxes - Income taxes are the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of certain assets and liabilities which are principally the allowance for loan losses and depreciable premises and equipment.

Retirement Benefits - A trusteed retirement savings plan is sponsored by the Bank and provides retirement benefits to substantially all officers and employees who meet certain age and service requirements. The plan includes a "salary reduction" feature pursuant to Section 401(k) of the Internal Revenue Code. Under the plan and present policies, participants are permitted to make contributions up to 15% of their annual compensation. At its discretion, the Bank can make matching contributions up to 6% of the participants' compensation. The Bank charged $21,141, $13,323, and $3,821 to earnings for the retirement savings plan in 2001, 2000, and 1999, respectively.

Stock-Based Compensation - Financial Accounting Standards Board (FASB) Statement
(SFAS) 123, Accounting for Stock-Based Compensation, allows a company to either adopt the fair value method or continue using the intrinsic valuation method presented under Accounting Principles Board (APB) Opinion 25 to account for stock-based compensation. The fair value method recommended in SFAS 123 requires compensation cost to be measured at the grant date based on the value of the award and to be recognized over the service period. The intrinsic value method measures compensation cost based on the excess, if any, of the quoted market price of the stock at the grant date over the amount an employee must pay to acquire the stock. The Bank has elected to use APB Opinion 25 to account for stock options granted and has disclosed in the footnotes pro forma net income and earnings per share information as if the fair value method had been applied. See Note 14.

                               FIRST RELIANCE BANK
                          Notes to Financial Statements



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share - Basic earnings per share represents income available to shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options and are determined using the treasury stock method. See Note 13.

Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are as follows:

                                                                   2001           2000           1999
                                                                   ----           ----           ----
Unrealized gains (losses) on available-for-sale securities:     $ (15,004)     $ 123,142      $  (9,984)
  Reclassification adjustment for gains realized in net income     (7,413)            --             --
                                                                ---------      ---------      ---------


Net unrealized gains (losses) on securities                       (22,417)       123,142         (9,984)

Tax effect                                                         10,677        (41,868)         3,694
                                                                ---------      ---------      ---------

  Net-of-tax amount                                             $ (11,740)     $  81,274      $  (6,290)
                                                                =========      =========      =========



Statements of Cash Flows - For purposes of reporting cash flows in the financial statements, the Bank considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Changes in the valuation account of securities available-for-sale, including the deferred tax effects, are considered noncash transactions for purposes of the statement of cash flows and are presented in detail in the notes to the financial statements.

Off-Balance-Sheet Financial Instruments - In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

Recent Accounting Pronouncements - In July 2001, the FASB issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 eliminates the pooling of interests method of accounting for business combinations and requires the use of the purchase method. The Statement also requires that intangible assets be reported separately from goodwill. This Statement is effective for all transactions initiated after June 30, 2001. Under SFAS 142, goodwill is no longer subject to amortization; however, it should be evaluated for impairment on at least an annual basis and adjusted to its fair value. In addition, an acquired intangible should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of intent to do so. However, the FASB recommends that financial institutions continue to follow the basic guidelines of SFAS 72 in recording and amortizing goodwill and other unidentifiable intangible assets. The Bank adopted SFAS 141 on July 1, 2001. SFAS 142 is effective for entities with fiscal years beginning after December 15, 2001. The Bank adopted SFAS 142 on January 1, 2002. The adoption of these Statements will not have any impact on the financial statements.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, which as amended by SFAS 137 and SFAS 138 is effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. The accounting for changes in the fair value of a derivative depends on how the derivative is used and how the derivative is designated. The Bank adopted SFAS 133 on January 1, 2001. The adoption of SFAS 133 did not have any impact on the financial statements since the Bank did not have any derivative instruments nor any derivative instruments embedded in other contracts in 2001.

Reclassifications - Certain captions and amounts in the 2000 and 1999 financial statements were reclassified to conform with the 2001 presentation.


NOTE 2 - CASH AND DUE FROM BANKS

The Bank is required to maintain balances with The Bankers Bank, a correspondent bank, sufficient to cover all cash letter transactions. At December 31, 2001, the requirement was met by the cash balance in the account and by the line available for federal funds.


NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated fair values of securities available-for-sale at December 31, 2001 and 2000 were:

                                                                    Gross Unrealized
                                               Amortized      ---------------------------    Estimated Fair
                                                  Cost            Gains          Losses          Value
                                              -----------     -----------     -----------     -----------
December 31, 2001
U.S. Government agencies and corporations     $ 6,209,906     $   129,073     $       827     $ 6,338,152
Mortgage-backed securities                      3,376,873          40,151              --       3,417,024
Muncipals                                       3,113,998              --          86,697       3,027,301
Commercial paper                                1,514,169          12,688           3,648       1,523,209
                                              -----------     -----------     -----------     -----------
                                              $14,214,946     $   181,912     $    91,172     $14,305,686
                                              ===========     ===========     ===========     ===========
December 31, 2000
U.S. Government agencies and corporations     $ 7,931,524     $   100,200     $       662     $ 8,031,062
Mortgage-backed securities                      1,659,831          13,006             840       1,671,997
Commercial paper                                  489,307           1,453              --         490,760
                                              -----------     -----------     -----------     -----------
                                              $10,080,662     $   114,659     $     1,502     $10,193,819
                                              ===========     ===========     ===========     ===========



For the year ended December 31, 2001, proceeds from the sales of securities available-for-sale amounted to $1,374,108. Gross realized gains amounted to $7,413. There were no gross realized losses. The tax provision applicable to the net realized gains was $2,565. There were no sales of securities in 2000 or 1999.

The following is a summary of maturities of securities available-for-sale as of December 31, 2001. The amortized cost and estimated fair values are based on the contractual maturity dates. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements



NOTE 3 - INVESTMENT SECURITIES (continued)


                                                       Securities
                                                   Available-For-Sale
                                                   ------------------
                                                 Amortized      Estimated
                                                   Cost         Fair Value
                                               -----------     -----------
Due in one year or less                        $ 1,377,530     $ 1,390,655
Due after one year but within five years         4,174,757       4,277,237
Due after five years but within  ten years       1,628,523       1,646,904
Due after ten years                              3,657,263       3,573,866
                                               -----------     -----------
                                                10,838,073      10,888,662
Mortgage-backed securities                       3,376,873       3,417,024
                                               -----------     -----------

  Total                                        $14,214,946     $14,305,686
                                               ===========     ===========


At December 31, 2001 and 2000, securities with amortized costs of $4,231,635 and $870,980 and estimated fair values of $4,269,785 and $893,999, respectively, were pledged to secure public deposits and for other purposes as required and permitted by law.


NOTE 4 - LOANS

Major classifications of loans receivable at December 31, 2001 and 2000 are summarized as follows:

                                       2001            2000
                                   -----------     -----------
Mortgage loans on real estate:
  Residential 1-4 family           $11,720,240     $ 8,136,803
  Commercial                        15,029,012       8,586,673
  Construction                       6,748,992       6,236,815
  Second mortgages                   4,266,248       3,826,872
  Equity lines of credit             1,641,940         783,979
                                   -----------     -----------
                                    39,406,432      27,571,142
Commercial and industrial           13,977,706       8,813,976
Consumer                            11,310,260      10,218,626
Other                                  180,793         141,360
                                   -----------     -----------

Total gross loans                  $64,875,191     $46,745,104
                                   ===========     ===========


The Bank identifies impaired loans through its normal internal loan review process. Loans on the Bank's problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal delay occurs and all amounts due including accrued interest at the contractual interest rate for the period of delay are expected to be collected. At December 31, 2001, management has determined that no impairment of loans existed that would have a material effect on the Bank's financial statements.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements


NOTE 4 - LOANS (continued)


Transactions in the allowance for loan losses for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are summarized below:

                                                   2001              2000            1999
                                                   ----              ----            ----
Balance, beginning of year                     $   780,407      $   163,000      $        --
Provision charged to operations                    347,000          628,312          163,000
Recoveries on loans previously charged-off          44,977            1,220               --
Loans charged-off                                 (127,370)         (12,125)              --
                                               -----------      -----------      -----------

  Balance, end of year                         $ 1,045,014      $   780,407      $   163,000
                                               ===========      ===========      ===========




As of December 31, 2001, there were $146,436 in loans past due ninety days or more and $8,872 of loans in nonaccrual status. There was $6,684 in loans past due ninety days or more and no loans in nonaccrual status at December 31, 2000.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other party to the instrument is represented by the contractual notional amount of the instrument. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank uses the same credit policies in making commitments to extend credit as it does for on-balance-sheet instruments. Letters of credit are conditional commitments issued to guarantee a customer's performance to a third party and have essentially the same credit risk as other lending facilities.

Collateral  held for  commitments to extend credit and standby letters of credit
varies  but  may  include  accounts  receivable,   inventory,  property,  plant,
equipment, and income-producing commercial properties.

The  following   table   summarizes  the  Bank's   off-balance-sheet   financial
instruments whose contract amounts represent credit risk as of December 31, 2001 and 2000:

                                     2001            2000
                                     ----            ----
Commitments to extend credit     $10,831,678     $ 4,389,596
Standby letters of credit            211,894         104,648


Management is not aware of any significant concentrations of loans to classes of borrowers or industries that would be affected similarly by economic conditions. Although the Bank's loan portfolio is diversified, a substantial portion of its borrowers' ability to honor the terms of their loans is dependent on the economic conditions in Florence County and surrounding areas.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements


NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment consisted of the following at December 31, 2001 and 2000:

                                                     2001           2000
                                                  ----------     ----------
Land                                              $  958,609     $  958,609
Building                                           2,299,424      1,669,752
Furniture and equipment                              762,230        436,349
Construction in progress                                  --        110,727
                                                  ----------     ----------
  Total                                            4,020,263      3,175,437
Less, accumulated depreciation                       344,722         87,083
                                                  ----------     ----------

  Premises and equipment, net                     $3,675,541     $3,088,354
                                                  ==========     ==========




Depreciation expense for the years ended December 31, 2001, 2000, and 1999 amounted to $257,639, $76,150, and $10,933, respectively.


NOTE 6 - DEPOSITS

At December 31, 2001, the scheduled maturities of time deposits were as follows:

 Maturing In                                            Amount
-------------                                           ------
 2002                                               $ 36,236,949
 2003                                                  2,652,109
 2004                                                    347,428
 2005                                                    357,647
 2006                                                    427,958
                                                    ------------

  Total                                             $ 40,022,091
                                                    ============

NOTE 7 - SHORT-TERM BORROWINGS

Short-term borrowings payable at December 31, 2001 and 2000 are securities sold under agreements to repurchase which generally mature on a one to thirty day basis. Information concerning securities sold under agreements to repurchase is summarized as follows:


                                                     2001              2000
                                                     -----             ----
Average balance during the year                   $ 2,537,906       $ 1,154,850
Average interest rate during the year                   3.09%             5.31%
Maximum month-end balance during the year         $ 3,494,493       $ 2,227,685



Under the terms of the repurchase agreement, the Bank sells an interest in securities issued by United States Government agencies and agrees to repurchase the same securities the following business day. As of December 31, 2001, the par value and market value of the securities held by the third-party for the underlying agreements were $4,232,966 and $4,269,785, respectively. See Note 3.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements


NOTE 8 - RESTRICTIONS ON SHAREHOLDERS' EQUITY

South Carolina banking regulations restrict the amount of dividends that can be paid to shareholders. All of the Bank's dividends are payable only from the positive undivided profits of the Bank. The Bank is authorized to pay cash dividends up to 100% of net income in any calendar year without obtaining the prior approval of the Commissioner of Banking provided that the Bank received a composite rating of one or two at the last Federal or State regulatory examination. At December 31, 2001, the Bank's undivided profits were $415,500.


NOTE 9 - OTHER OPERATING EXPENSES

Other operating expenses for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are summarized below:

                                                        2001                  2000                 1999
                                                       -----                 -----                 ----
Professional fees                                    $ 159,249            $ 100,183             $ 113,245
Office supplies, forms, and stationery                 154,504              121,412                61,065
Advertising                                             85,479               62,580                38,669
Data processing and supplies                           202,444              125,126                64,096
Loan origination expenses                               28,986               36,839                25,777
Employee education and conventions                      84,457               15,440                 6,701
Computer and software                                  120,350               84,300                25,088
Other                                                  369,124              265,867               109,576
                                                      --------             --------               -------

  Total                                             $1,204,593            $ 811,747             $ 444,217
                                                   ===========           ==========             =========



NOTE 10 - INCOME TAXES

Income tax expense (benefit) for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 are summarized as follows:

                                          2001           2000           1999
                                        ---------      ---------      ---------
Currently payable
  Federal                               $ 390,653      $ 222,627      $      --
  State                                    41,783         19,014             --
                                        ---------      ---------      ---------
   Total current                          432,436        241,641             --
                                        ---------      ---------      ---------

 Deferred
  Federal                                (116,950)       (26,116)      (149,008)
  State                                   (14,065)        (4,257)       (19,722)
                                        ---------      ---------      ---------
   Total deferred                        (131,015)       (30,373)      (168,730)
                                        ---------      ---------      ---------

  Total income tax expense (benefit)    $ 301,421      $ 211,268      $(168,730)
                                        =========      =========      =========


Income tax expense (benefit) is allocated as follows:

                                2001          2000           1999
                             ---------      ---------      ---------
To continuing operations     $ 312,098      $ 169,400      $(165,036)
To shareholders' equity        (10,677)        41,868         (3,694)
                             ---------      ---------      ---------

                             $ 301,421      $ 211,268      $(168,730)
                             =========      =========      =========

                              FIRST RELIANCE BANK
                         Notes to Financial Statements


NOTE 10 - INCOME TAXES (continued)

The components of deferred tax assets and deferred tax liabilities as of December 31, 2001 and 2000 are as follows:

                                                        2001           2000
                                                     ---------      ---------
Deferred tax assets:
 Allowance for loan losses                           $ 435,598      $ 302,003
 Organizational costs                                   37,634         51,747
                                                     ---------      ---------
  Total gross deferred tax assets                      473,232        353,750
 Less, valuation allowance                             (86,908)       (86,908)
                                                     ---------      ---------
  Total net deferred tax assets                        386,324        266,842
                                                     ---------      ---------

Deferred tax liabilities:
 Unrealized gain on securities available-for-sale       27,498         38,174
 Accumulated depreciation                               28,708         29,565
                                                     ---------      ---------
  Total gross deferred tax liabilities                  56,206         67,739
                                                     ---------      ---------
 Net deferred tax asset recognized                   $ 330,118      $ 199,103
                                                     =========      =========

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. As of December 31, 2001, management has determined that it is more likely than not that $386,324 of the total deferred tax asset will be realized and, accordingly, has established a valuation allowance of $86,908.

A reconciliation between the income tax expense and the amount computed by applying the federal statutory rate of 34% to income before income taxes for the years ended December 31, 2001 and 2000 and for the period August 16, 1999 to December 31, 1999 follows:

                                                           2001           2000            1999
                                                         ---------      ---------      ---------
Tax expense at statutory rate                            $ 315,742      $ 157,222      $(224,097)
State income tax, net of federal income tax benefit         18,294         12,549        (29,448)
Establishment of valuation allowance                            --             --         86,908
Other, net                                                 (21,938)          (371)         1,601
                                                         ---------      ---------      ---------

                                                         $ 312,098      $ 169,400      $(165,036)
                                                         =========      =========      =========


NOTE 11 - RELATED PARTY TRANSACTIONS

Certain parties (principally certain directors and executive officers of the Bank, their immediate families and business interests) were loan customers of and had other transactions in the normal course of business with the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. As of December 31, 2001 and 2000, the Bank had related party loans totaling $1,846,262 and $1,539,142, respectively. During 2001, $1,028,657 of advances were made to related parties and repayments totaled $721,537.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements



NOTE 11 - RELATED PARTY TRANSACTIONS (continued)

Deposits from related parties held by the Bank at December 31, 2001 and 2000 totaled $3,027,551 and $827,376, respectively.

At December 31, 2001 and 2000, the Bank had securities sold under agreements to repurchase with related parties of $400,082 and $2,054,544, respectively.

In 2000, the Bank purchased land for the Second Loop Road branch, which opened in 2001, from a director for $376,897.

The Bank used a broker, who is also a director, to purchase two tracts of land in 1999. The commissions paid to this director totaled $17,375 for the period August 16, 1999 to December 31, 1999.


NOTE 12 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Bank may, from time to time, become a party to legal claims and disputes. At December 31, 2001, management and legal counsel are not aware of any pending or threatened litigation or unasserted claims or assessments that could result in losses, if any, that would be material to the financial statements.


NOTE 13 - EARNINGS PER SHARE

Net income per share - basic is computed by dividing net income by the weighted average number of common shares outstanding. Net income per share - diluted is computed by dividing net income by the weighted average number of common shares outstanding and dilutive common share equivalents using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of outstanding stock options. There were no dilutive common share equivalents outstanding during 1999; therefore, basic earnings per share and diluted earnings per share were the same for 1999.


                                                                  2001          2000          1999
                                                                ---------     ---------     ---------
Net income per share - basic computation:

Net income available to common shareholders                     $ 616,554     $ 293,018     $(494,072)
                                                                =========     =========     =========

Average common shares outstanding - basic                         723,733       723,518       723,518
                                                                =========     =========     =========

Net income per share - basic                                    $    0.85     $    0.40     $   (0.68)
                                                                =========     =========     =========

Net income per share - diluted computation:

Net income available to common shareholders                     $ 616,554     $ 293,018     $(494,072)
                                                                =========     =========     =========

Average common shares outstanding - basic                         723,733       723,518       723,518

Incremental shares from assumed conversion of stock options        35,838        33,803            --
                                                                ---------     ---------     ---------

Average common shares outstanding - diluted                       759,571       757,321       723,518
                                                                =========     =========     =========

Net income per share - diluted                                  $    0.81     $    0.39     $   (0.68)
                                                                =========     =========     =========

                              FIRST RELIANCE BANK
                         Notes to Financial Statements



NOTE 14 - STOCK COMPENSATION PLAN

Effective August 16, 1999, the Bank established the 1999 First Reliance Bank Employee Stock Option Plan (Stock Plan) that provides for the granting of options to purchase up to 119,000 shares of the Bank's common stock to directors, officers, or employees of the Bank. The per-share exercise price of incentive stock options granted under the Stock Plan may not be less than the fair market value of a share on the date of grant. The per-share exercise price of stock options granted is determined by a committee appointed by the Board of Directors. The expiration date of any option may not be greater than ten years from the date of grant. Options that expire, unexercised or are canceled become available for reissuance. At December 31, 2001, there were 7,003 options available for grant.

As discussed in Note 1, the Bank applies APB Opinion 25 in accounting for its stock compensation plans. Accordingly, no compensation cost has been recognized for any options issued by the Bank. Had compensation cost for the Bank's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Bank's net income (loss) and earnings (losses) per share would have been reduced to the pro forma amounts indicated below:


                                    2001          2000           1999
                                  ---------     ---------     ----------
Net Income:
 As reported                      $ 616,554     $ 293,018     $ (494,072)
 Pro forma                          538,854       212,211       (523,933)

Basic earnings per share:
 As reported                      $    0.85     $    0.40     $    (0.68)
 Pro forma                             0.74          0.29          (0.72)

Diluted earnings per share:
 As reported                      $    0.81     $    0.39     $    (0.68)
 Pro forma                             0.71          0.28          (0.72)



In calculating the pro forma disclosures, the fair value of options granted is estimated as of the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions:



                                       2001          2000          1999
                                       ----          ----          ----
 Dividend yield                        N/A            0.00%          0.00%
 Expected volatility                   N/A            0.00%          0.00%
 Risk-free interest rate               N/A            6.52%          5.96%
 Expected life                         N/A         10 years       10 years



There were no options granted during 2001. The weighted-average fair value of options, calculated using the Black-Scholes option-pricing model, granted during 2000 and 1999 were $5.84 and $4.44, respectively.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements




NOTE 14 - STOCK COMPENSATION PLAN (continued)


A summary of the status of the Bank's stock option plan as of December 31, 2001, 2000 and 1999, and changes during the period is presented below:



                                                2001                       2000                   1999
                                      -------------------------  ------------------------ ---------------------
                                                     Weighted-                  Weighted-             Weighted-
                                                     Average                    Average                Average
                                                     Exercise                   Exercise               Exercise
                                       Shares         Price       Shares         Price     Shares        Price
                                       ------         -----       ------         -----     ------        -----
Outstanding at beginning of year      114,000      $   10.07      111,000      $   10.00        --      $   --
Granted                                    --             --        3,500          12.33   111,500       10.00
Exercised                                (597)         10.00           --             --        --          --
Cancelled                              (2,003)         10.00         (500)         10.00      (500)      10.00
                                      -------                     -------                  -------
Outstanding at end of year            111,400      $   10.07      114,000      $   10.07   111,000      $10.00
                                      =======                    ========                  =======



The following table summarizes information about stock options outstanding under the Bank's plan at December 31, 2001:

                                      Outstanding              Exercisable
                                       -----------              -----------
 Number of options                        111,400                   81,775
 Weighted average remaining life       7.65 years               7.64 years
 Weighted average exercise price          $ 10.07                  $ 10.03
 High exercise price                      $ 12.34                  $ 12.34
 Low exercise price                       $ 10.00                  $ 10.00


NOTE 15 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital consists of common shareholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

The Bank is also required to maintain capital at a minimum level based on quarterly average assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of December 31, 2001, the most recent notification from the Bank's primary regulator categorized it as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Bank's category.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements




NOTE 15 - REGULATORY MATTERS (continued)


The following table summarizes the capital amounts and ratios of the Bank and the regulatory minimum requirements at December 31, 2001 and 2000.

                                                                                                To Be Well-
                                                                                             Capitalized Under
                                                                         For Capital         Prompt Corrective
                                                     Actual           Adequacy Purposes      Action Provisions
                                              --------------------  ---------------------  ----------------------
                                                Amount      Ratio      Amount      Ratio      Amount       Ratio
                                              ----------   ------    ----------    -----    ----------     ------


December 31, 2001
 Total capital (to risk-weighted assets)      $8,455,137    12.32%   $6,788,240    8.00%    $8,472,803     10.00%
 Tier 1 capital (to risk-weighted assets)      7,594,763    11.07%    3,389,120    4.00%     5,083,682      6.00%
 Tier 1 capital (to average assets)            7,594,763     8.96%    2,745,040    4.00%     3,431,300      5.00%

December 31, 2000
 Total capital (to risk-weighted assets)      $7,457,218    19.22%   $3,103,864    8.00%    $3,879,829     10.00%
 Tier 1 capital (to risk-weighted assets)      6,972,239    17.97%    1,551,932    4.00%     2,327,898      6.00%
 Tier 1 capital (to average assets)            6,972,239    11.03%    2,528,858    4.00%     3,161,073      5.00%




NOTE 16 - UNUSED LINES OF CREDIT

As of December 31, 2001, the Bank had unused lines of credit to purchase federal funds from unrelated banks totaling $11,160,300. These lines of credit are available on a one to fourteen day basis for general corporate purposes.


NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount for which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Cash and Due from Banks - The carrying amount is a reasonable estimate of fair value.

Federal Funds Sold - Federal funds sold are for a term of one day and the carrying amount approximates the fair value.

Investment Securities - For securities available-for-sale, fair value equals the carrying amount which is the quoted market price. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

Nonmarketable Equity Securities - The carrying amount of nonmarketable equity securities is a reasonable estimate of fair value since no ready market exists for these securities.

                              FIRST RELIANCE BANK
                         Notes to Financial Statements


NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)


Loans - For certain categories of loans, such as variable rate loans which are repriced frequently and have no significant change in credit risk and credit card receivables, fair values are based on the carrying amounts. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to the borrowers with similar credit ratings and for the same remaining maturities.

Deposits - The fair value of demand deposits, savings, and money market accounts is the amount payable on demand at the reporting date. The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to a schedule of aggregated expected maturities.

Securities Sold Under Agreements to Repurchase - The carrying amount is a reasonable estimate of fair value because these instruments typically have terms of one day.

Accrued Interest Receivable and Payable - The carrying value of these instruments is a reasonable estimate of fair value.

Off-Balance-Sheet Financial Instruments - The contractual amount is a reasonable estimate of fair value for the instruments because commitments to extend credit and standby letters of credit are issued on a short-term or floating rate basis.

The carrying values and estimated fair values of the Bank's financial instruments as of December 31, 2001 and 2000 were as follows:

                                                                 2001                                2000
                                                    --------------------------------    --------------------------------
                                                       Carrying       Estimated Fair      Carrying        Estimated Fair
                                                        Amount            Value            Amount             Value
                                                    ------------      ------------      ------------      ------------
Financial Assets:
 Cash and due from banks                            $  1,987,594      $  1,987,594      $  2,412,552      $  2,412,552
 Federal funds sold                                    1,057,000         1,057,000         1,883,974         1,883,974
 Investments securities available-for-sale            14,305,686        14,305,686        10,193,819        10,193,819
 Nonmarketable equity securities                         142,400           142,400            12,300            12,300
 Loans                                                64,875,191        64,997,633        46,745,104        46,254,512
 Allowance for loan losses                            (1,045,014)       (1,045,014)         (780,407)         (780,407)
 Accrued interest receivable                             687,611           687,611           553,739           553,739

Financial Liabilities:
 Demand deposit, interest-bearing transaction,
  and savings accounts                              $ 35,664,553      $ 35,664,553      $ 21,379,807      $ 21,379,807
 Certificates of deposit                              40,022,091        40,524,281        33,263,536        33,452,272
 Securities sold under agreements to repurchase        1,927,164         1,927,164         2,067,011         2,067,011
 Accrued interest payable                                472,848           472,848           347,548           347,548


                                                       Notional       Estimated Fair      Notional        Estimated Fair
                                                        Amount            Value            Amount             Value
                                                    ------------      ------------      ------------      ------------

 Off-Balance-Sheet Financial Instruments:
  Commitments to extend credit                      $ 10,831,678      $ 10,831,678       $ 4,389,596       $ 4,389,596
  Standby letters of credit                              211,894           211,894           104,648           104,648



Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

            None.

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act

Directors

The directors of the Bank are:

            Class I - Terms to Expire at 2004 Annual Meeting

            A. Dale Porter, age 51, Executive Vice President, Chief Financial Officer, Cashier, Secretary and a director since August 16, 1999, was Regional Support Specialist-Operational of the region of Centura Bank in South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until October 1998, when he resigned to organize the Bank. Mr. Porter was Cashier and a director of Pee Dee State Bank from January 1978 until March 1998.

            John M. Jebaily, age 50, a director since August 16, 1999, has been self-employed as a real estate agent in Florence since 1977.

            C. Dale Lusk, MD, age 43, a director since August 16, 1999, has been employed by Advanced Women's Care since March 2001. From February 1996 until March 2001, Dr. Lusk was employed by McLeod Physicians' Associates.

            A. Joe Willis, age 63, a director since August 16, 1999, has been the president of Willis Chiromed, a chiropractic practice, since 1964.

            Class II - Terms to Expire at the 2002 Annual Meeting

            F. R. Saunders, Jr., age 41, President, Chief Executive Officer and a director since August 16, 1999, was Senior Marketing Officer of the branch of Centura Bank in Florence, South Carolina, from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank. Mr. Saunders was a Vice President and a director of Pee Dee State Bank from January 1990 until March 1998.

            William P. Campbell, age 72, a director since January 21, 2000, has been chairman of Computer Dimensions, Inc. since 1995.

            Leonard A. Hoogenboom, age 58, Chairman of the Board and a director since August 16, 1999, has been the owner and chief executive officer of Hoogenboom & Co. CPA since 1984.

            T. Daniel Turner, age 54, a director since August 16, 1999, has been the owner and president of Turner's Custom Auto Glass Inc., an auto glass installation company, since 1982. In addition, Mr. Turner has been vice president of Bob Smith Chevrolet GMC Geo, an automobile dealership, and owner of Carolina Connection, a billing service company, since 1993.

            Class III - Terms to Expire at 2003 Annual Meeting

            Paul C. Saunders, age 40, Senior Vice President, Senior Consumer Services Officer, Assistant Secretary and a director since August 16, 1999, was Financial Sales Officer of the branch of Centura Bank in Florence, South Carolina from the time Centura Bank acquired Pee Dee State Bank by merger in March 1998 until November 1998, when he resigned to organize the Bank. Mr. Saunders was a Vice President of Pee Dee State Bank from October 1987 until March 1998.

            Wilie Jones, age 41, a director since August 16, 1999, has been an agent for New York Life Insurance Company since 1986 and the owner and president of Professional Insurance and Financial Services, Inc. since 1994.

            Andrew G. Kampiziones, age 71, a director since August 16, 1999, has been the sole owner and president and treasurer of Fairfax Development Corporation, a real estate development corporation, since December 1991. Mr. Kampiziones has also been a part-time professor at Francis Marion University since 1991 and at Florence/Darlington Technical College since 1992.

            Nathaniel Lockhart, age 51, a director since August 16, 1999, has been employed by the U.S. Postal Service since 1972. Mr. Lockhart also has been president of Solid Vision, an investment group, since 1995, and he has been a co-owner of Accustaff Incorporated, a temporary staffing service, since 1986.

None of the directors or executive officers are related except that R. Saunders, Jr. and Paul C. Saunders are brothers.

Executive Officers

Information regarding the executive officers of the Bank can be found in Item 1 under the caption "Executive Officers." Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Bank's directors, executive officers and persons owning 5% or more of the outstanding Common Stock to report periodically their ownership of Common Stock and any changes in ownership to the FDIC. Based on a review of Forms 7, 8 and 8A and representations made to the Bank, it appears that all such reports for these persons were filed in a timely fashion during 2001.

Item 10.  Executive Compensation

            The following table sets forth the compensation paid to the Chief Executive Officer and each of the other executive officers of the Bank whose total salary and bonus for services rendered to the Bank during the fiscal year ended December 31, 2001 exceeded $100,000.

Employment Contracts

            F. R. Saunders, Jr. entered into an Executive Employment Agreement with the Company for a term of three years commencing on March 1, 2001 and ending on March 1, 2004. The employment agreement provides Mr. Saunders with an annual salary of $115,000, which may be increased or decreased, at the discretion of a Compensation Committee of the Board of Directors, by an annual review at the beginning of each fiscal year. Mr. Saunders is also eligible to receive an incentive bonus, computed at 5% of the Bank's consolidated pre-tax earnings for the year, if mutually agreeable individual and team performance criteria and budgeted profit targets are met. Pursuant to the employment agreement, if the Company holds a public offering, the Company will issue additional options to Mr. Saunders to ensure that his options for 5% of the Company's outstanding shares are not diluted.

            The employment agreement provides that if Mr. Saunders resigns from the Company for Good Reason, as defined in the employment agreement or if the Company terminates Mr. Saunders other than for Cause, as defined in the employment agreement, then the Company shall continue to pay Mr. Saunders the annual salary he is receiving at the time plus an incentive bonus at a rate equal to the bonus Mr. Saunders receive the previous year, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a Change in Control, Mr. Saunders resigns from the Company for Good Reason or if the Company terminates Mr. Saunders other than for Cause, then the Company shall continue to pay Mr. Saunders 150% of the annual salary he is receiving at the time, for a period of five years and the Company shall pay Mr. Saunders a severance payment in the sum of three times the annual salary he is receiving at the time and three times the incentive bonus he received for the year prior to termination.

            A. Dale Porter entered into an Executive Employment Agreement with the Company for a term of three years commencing on March 1, 2001 and ending on March 1, 2004. The employment agreement provides Mr. Porter with an annual salary of $90,000, which may be increased or decreased, at the discretion of a Compensation Committee of the Board of Directors, by an annual review at the beginning of each fiscal year. Mr. Porter is also eligible to receive an incentive bonus if mutually agreeable individual and team performance criteria and budgeted profit targets are met. Pursuant to the employment agreement, if the Company holds a public offering, the Company will issue additional options to Mr. Porter to ensure that his options for 5% of the Company's outstanding shares are not diluted.

            The employment agreement provides that if Mr. Porter resigns from the Company for Good Reason, as defined in the employment agreement or if the Company terminates Mr. Porter other than for Cause, as defined in the employment agreement, then the Company shall continue to pay Mr. Porter the annual salary he is receiving at the time, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a Change in Control, Mr. Porter resigns from the Company for Good Reason or if the Company terminates Mr. Porter other than for Cause, then the Company shall continue to pay Mr. Porter 110% of the annual salary he is receiving at the time, for a period of two years and the Company shall pay Mr. Porter a severance payment in the sum of two times the annual salary he is receiving at the time and two times the incentive bonus he received for the year prior to termination.

            Paul C. Saunders entered into an Executive Employment Agreement with the Company for a term of three years commencing on March 1, 2001 and ending on March 1, 2004. The employment agreement provides Mr. Saunders with an annual salary of $82,000, which may be increased or decreased, at the discretion of a Compensation Committee of the Board of Directors, by an annual review at the beginning of each fiscal year. Mr. Saunders is also eligible to receive an incentive bonus if mutually agreeable individual and team performance criteria and budgeted profit targets are met. Pursuant to the employment agreement, if the Company holds a public offering, the Company will issue additional options to Mr. Saunders to ensure that his options for 5% of the Company's outstanding shares are not diluted.

            The employment agreement provides that if Mr. Saunders resigns from the Company for Good Reason, as defined in the employment agreement or if the Company terminates Mr. Saunders other than for Cause, as defined in the employment agreement, then the Company shall continue to pay Mr. Saunders the annual salary he is receiving at the time, on a monthly basis for a period of three years from the date of termination. The employment agreement further provides that if, after a Change in Control, Mr. Saunders resigns from the Company for Good Reason or if the Company terminates Mr. Saunders other than for Cause, then the Company shall continue to pay Mr. Saunders 110% of the annual salary he is receiving at the time, for a period of two years and the Company shall pay Mr. Saunders a severance payment in the sum of two times the annual salary he is receiving at the time and two times the incentive bonus he received for the year prior to termination.

                                                              Summary Compensation Table

                                 Annual Compensation                                       Long Term Compensation Awards
                                 -------------------                                       -----------------------------

(a)                              (b)            (c)                (d)                  (g)                              (i)

Name and Principal Postion       Year        Salary ($)         Bonus ($)       Securities Underlying     All other Compensation ($)
--------------------------       ----        ----------         ---------          Options/SARs(#)        --------------------------
                                                                                ---------------------
F. R. Saunders, Jr.              2001        $ 115,000         $    46,400          $        -0-             $      6,630(1)
President and Chief Executive    2000           91,847              29,550                   -0-                    2,750(2)
Officer                          1999           80,000                 -0-                35,000                      -0-

A. Dale Porter                   2001        $  90,000         $    16,822          $        -0-             $     3,186(2)
Executive Vice President,        2000           83,837              22,050                   -0-                   2,505(2)
Chief Financial Officer,         1999           80,000                 -0-                35,000                     -0-
Cashier and Secretary

Paul C. Saunders                 2001        $  82,000         $    25,000          $        -0-             $     2,741(2)
Senior Vice President            2000           67,000              22,050                   -0-                   2,045(2)
Chief Credit Officer             1999           60,000                 -0-                35,000                     -0-


(1) Of the amount shown, $4,146 represents the Bank's contributions to its 401(k) plan and $2,484 represents the value of use of a Bank vehicle.

(2)  Amounts shown consist of the Bank's contributions to its 401(k) plan.

 Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
 Values


                         (a)                  (d)                              (e)
                                     Number of Securities
                                    Underlying Unexercised      Value of Unexercised In-the-Money
                                  Options/SARs at FY-End (#)       Options/SARs at FY-End ($)
Name                               Exercisable/Unexercisable      Exercisable/Unexercisable(1)
----                               -------------------------      ----------------------------
F.R. Saunders, Jr.                       26,250/8,750                   $105,000/$35,000
A. Dale Porter                           26,250/8,750                   $105,000/$35,000
Paul C. Saunders                         26,250/8,750                   $105,000/$35,000


(1) Based on a price of $14.00 per share, which was the price per share reported to the Bank for the last sale of Common Stock in 2001 of which the Bank is aware. The options have an exercise price of $10.00 per share.

Compensation of Directors

            Directors who are also salaried employees of the Bank do not receive any additional compensation for service as directors. Other directors receive such compensation as is set from time to time by the Board of Directors. The Board of Director's set directors fees for 2001 at $150 per meeting attended for each director and $250 per meeting attended for the Chairman of the Board. During 2001, the Bank paid a total of $11,000 in director fees.

Item 11.  Security Ownership of Certain Beneficial Owners and Management

Beneficial Owners of Five Percent or More of the Outstanding Common Stock

            To the knowledge of management of the Bank, there were no beneficial owners of five percent or more of the outstanding shares of Common Stock as of March 25, 2002, except F. R. Saunders, Jr., Paul C. Saunders and A. Dale Porter, each of whom is an officer and director of the Bank whose ownership is set forth in the table below.

Stock Ownership of the Bank's Directors, Nominees and Executive Officers

            The following table sets forth as of March 25, 2002, the number of shares of Common Stock beneficially owned by each director and executive officer of the Bank and by all directors and executive officers of the Bank as a group.

                                                                               Amount and Nature of
                  Name                        Title                          Beneficial Ownership (1)       Percent of Class
                  ----                        -----                          ------------------------       ----------------
F. R. Saunders, Jr.             President, Chief Executive Officer                  43,517(2)                    6.01%
                                           and Director
Paul C. Saunders                  Senior Vice President, Senior                     45,250(3)                    6.25%
                               Consumer Services Officer, Assistant
                                      Secretary and Director
A. Dale Porter                   Executive Vice President, Chief                    41,255(3)                    5.70%
                              Financial Officer, Cashier, Secretary
                                           and Director
William P. Campbell                          Director                                 10,000                     1.38%
Leonard A. Hoogenboom           Chairman of the Board and Director                   7,740(4)                    1.07%
John M. Jebaily                              Director                                 3,000                        *
Wilie Jones                                  Director                                 4,000                        *
Andrew G. Kampiziones                        Director                                 4,300                        *
Nathaniel Lockhart                           Director                                 1,000                        *
C. Dale Lusk, MD                             Director                                 10,000                     1.38%
T. Daniel Turner                             Director                               23,500(6)                    3.25%
A. Joe Willis                                Director                               22,000(7)                    3.04%
Total (12 persons)                                                                  215,562(8)                   29.77%


*       Less than 1%
(1) Assumes the exercise by such person of all options exercisable within 60 days after May 1, 2002. Each person exercises sole voting and sole investment power with respect to the shares shown as owned by him except as otherwise indicated by footnote.
(2) Includes 2,700 shares owned by members of Mr. Saunder's family, and 667 shares subject to currently exercisable options owned by members of Mr. Saunders' family, and 26,250 shares subject to currently exercisable options.
(3)     Includes 26,250 shares subject to currently exercisable options.
(4)     Includes 240 shares owned by members of Mr. Hoogenboom's family.
(5)     Includes 500 shares owned by a member of Mr. Kampiziones' family.
(6)     Includes 500 shares owned by a member of Mr. Turner's family.
(7)     Includes 21,900 shares owned by a member of Mr. Willis' family.
(8)     Includes 78,750 shares subject to currently exercisable options.

Item 12.  Certain Relationships and Related Transactions

            The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal security holders and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which did not involve more than the normal risk of collectibility or present other unfavorable features. During 2001, the largest aggregate amount of indebtedness of directors, principal officers, principal security holders and their related associates to the Bank was approximately $1,800,000 which represented 25% of the Bank's equity capital at the time. Of such amount, approximately $660,000 was unsecured. As of March 25, 2002, the aggregate amount of indebtedness of directors, principal officers, principal security holders and their related associates to the Bank was $1,504,132, which represented 20% of the Bank's equity capital as of such date. Of such amount $551,917 was unsecured. All of these loans have been handled satisfactorily.

Item 13.  Exhibits, List and Reports on Form 8-K

(a)         The following documents are filed as part of this report:

Exhibit
Number                  Description

3.1 Articles of Incorporation (incorporated by reference to exhibits to Registrant's Registration Statement on Form 8-A (the "Form 8-A")).

3.2   Bylaws (incorporated by reference to the Form 8-A).

4.1 Specimen stock certificate for Common Stock (incorporated by reference to the Form 8-A).

10.1 1999 First Reliance Bank Stock Option Plan (incorporated by reference to the Form 8-A).

10.2  Form of Option Agreement (incorporated by reference to the Form 8-A).

24    Power of Attorney (included on signature page).


-------------------

(b)         Reports on Form 8-K

            No reports on Form 8-K were filed during the fourth quarter of the year ended December 31, 2001.

SIGNATURES

            In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              FIRST RELIANCE BANK


Date:   March 28, 2002        By:  /s/ F. R. Saunders, Jr.
       ---------------             ---------------------------------------------
                                   F. R. Saunders, Jr., Chief Executive Officer
                                   & President

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. R. Saunders, Jr., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-KSB, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.



Signature                                           Title                                 Date
---------                                           -----                                 ----

/s/ F. R. Saunders, Jr.                   Chief Executive Officer,                   March 28, 2002
------------------------------
F. R. Saunders, Jr.                        President and Director
                                        (principal executive officer)

/s/ A. Dale Porter                        Executive Vice President,                  March 28, 2002
------------------------------
A. Dale Porter                        Chief Financial Officer, Cahier,
                                            Secretary & Director
                                        (principal financial officer)

/s/ William P. Campbell                           Director                           March 28, 2002
------------------------------
William P. Campbell

/s/ Leonard A. Hoogenboom                   Chairman of the Board                    March 28, 2002
------------------------------
Leonard A. Hoogenboom

/s/ John M. Jebaily                               Director                           March 28, 2002
------------------------------
John M/ Jebaily

                                                  Director
Wilie Jones

/s/ Andrew G. Kampiziones                         Director                           March 28, 2002
------------------------------
Andrew G. Kampiziones




                                                  Director
------------------------------
C. Dale Lusk, MD

/s/ Nathaniel Lockhart                            Director                           March 28, 2002
------------------------------
Nathaniel Lockhart

/s/ Paul C. Saunders                              Director                           March 28, 2002
------------------------------
Paul C. Saunders

                                                  Director
T. Daniel Turner

/s/ A. Joe Willis                                 Director                           March 28, 2002
------------------------------
A. Joe Willis

                                  Exhibit Index



Exhibit No.             Description of Exhibit
-----------             ----------------------

3.1 Articles of Incorporation (incorporated by reference to exhibits to Registrant's Registration Statement on Form 8-A (the "Form 8-A")).

3.2   Bylaws (incorporated by reference to the Form 8-A).

4.1 Specimen stock certificate for Common Stock (incorporated by reference to the Form 8-A).

10.1 1999 First Reliance Bank Stock Option Plan (incorporated by reference to the Form 8-A).

10.2  Form of Option Agreement (incorporated by reference to the Form 8-A).

24    Power of Attorney (included on signature page).